UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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INTREXON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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INTREXON CORPORATION

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2014

The Annual Meeting of Shareholders (the “Annual Meeting”) of Intrexon Corporation (the “Company”) will be held at 9:30 a.m., Eastern Standard Time, Monday, June 9, 2014, at the Esperante Conference Center, 222 Lakeview Avenue, West Palm Beach, Florida 33401, for the following purposes:

1.

To elect the eight nominees named in the accompanying Proxy Statement to the Board of Directors, each to serve a one-year term expiring at the earlier of the next Annual Meeting or until his or her successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve the Amended and Restated 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 3 million shares under the plan;

4.	To transact any other business that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 21, 2014, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2013 Annual Report to Shareholders and proxy card over the Internet to most of our shareholders. This means that most of our shareholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

A cordial invitation is extended to you to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating and returning the enclosed proxy card or voting instruction. Registered shareholders holding shares of our common stock may vote by telephone or online. To use these convenient services, follow the steps detailed in the instructions for voting that are attached to the proxy card. Beneficial owners of shares of our common stock held in street name through a bank or brokerage account should follow the enclosed voting instruction for voting their shares. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors or the proposal to approve the Amended and Restated 2013 Omnibus Incentive Plan. Please return your proxy card so your vote can be counted. I hope you will attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

DONALD P. LEHR
Corporate Secretary

Germantown, Maryland

April 28, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2014

This Proxy Statement and our Annual Report are available online at https://materials.proxyvote.com/46122T. To obtain directions to the Esperante Conference Center to attend the annual meeting in person, please visit the “Investors” section of our website at www.dna.com or contact Investor Relations in writing at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

PROXY STATEMENT

INTREXON CORPORATION

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

ANNUAL MEETING OF SHAREHOLDERS

JUNE 9, 2014

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of Intrexon Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of Intrexon (the “Board”) has designated the Esperante Conference Center, 222 Lakeview Avenue, West Palm Beach, Florida 33401 as the place of the Annual Meeting. The Annual Meeting will be called to order at 9:30 a.m., Eastern Standard Time, on Monday, June 9, 2014. The Board solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Intrexon,” “we,” “us,” “our” or “the Company” means Intrexon Corporation.

We are making these materials available to you on the Internet and, upon your request, will deliver printed versions of these materials to you by mail. On or about April 28, 2014, we will mail a notice to shareholders containing instructions on how to access the Proxy Statement and Annual Report and how to vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Who is asking for my vote and why am I receiving this document?

The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

2.	Who is entitled to vote?

Only holders of record of outstanding shares of our common stock at the close of business on April 21, 2014, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 21, 2014, there were 98,831,357 outstanding shares of common stock. Each share of common stock is entitled to one vote.

3.	What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Mr. Randal J. Kirk, Mr. Donald P. Lehr and Mr. Rick Sterling have been designated as proxies or proxy holders for the Annual Meeting. A proxy properly executed and received by our Corporate Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

4.	What is a voting instruction?

A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of common stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of common stock.

5.	What am I voting on?

Shareholders are being asked to vote on each of the following items of business:

•

The election of the eight nominees named in this Proxy Statement to the Board, each to serve a one-year term expiring at the earlier of the next Annual Meeting or until his or her successor is duly elected and qualified;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	To approve the Amended and Restated 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 3 million shares under the plan.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

6.	How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares of record held by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

7.	What vote is needed to elect the directors?

To be elected in an uncontested election such as at this Annual Meeting, a director nominee must receive a majority of the votes cast – i.e., more votes cast “for” than “against.” Abstentions and broker non-votes (described in Question 14 below) are not considered as votes cast and will have no effect on the vote outcome for these matters. Our Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes cast “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board for consideration. For more details regarding the director resignation policy, please see “Election of Directors” on page 11.

8.	What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

The ratification of the appointment of PricewaterhouseCoopers LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

9.	What are the voting recommendations of the Board?

For the reasons set forth in more detail later in this Proxy Statement, THE BOARD RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEES TO THE BOARD NAMED IN THIS PROXY STATEMENT;

•	FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP; AND

•	FOR THE APPROVAL OF THE AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN.

10.	How do I vote?

Registered shareholders (shareholders who hold common stock in certificated form or book entry form on the records of our transfer agent as opposed to through a bank, broker or other nominee) may vote in person at the Annual Meeting or by proxy. There are three ways for registered shareholders to vote by proxy:

•	By mail: If you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction.

•	By Internet: Connect to the Internet at www.proxyvote.com and follow the instructions included on the proxy card or voting instruction.

•	By telephone: Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction.

Registered shareholders are urged to deliver proxies or voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxies or voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are included on the enclosed proxy card or voting instruction. If you received your proxy materials via mail, registered shareholders may send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed prepaid envelope.

Shareholders who hold common stock through banks, brokers or other nominees (“street name shareholders”) who wish to vote at the Annual Meeting should receive voting instructions from the institution that holds their shares. Please contact the institution that holds your shares if you have not received voting instructions. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction; or by completing, dating and signing the voting instruction and returning it promptly in the enclosed prepaid envelope.

The deadline for voting via the Internet or telephone is 11:59 p.m., Eastern Standard Time, on June 8, 2014.

11.	Can I attend the Annual Meeting?

Yes. The Annual Meeting is open to all holders of our common stock as of the record date, April 21, 2014. You may attend the Annual Meeting and vote in person. However, even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

12.	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

Shareholders should specify their vote for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Annual Meeting.

Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (1) “FOR” the election of the eight director nominees listed thereon; (2) “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and (3) “FOR” the approval of the Amended and Restated 2013 Omnibus Incentive Plan.

As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of common stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business.

13.	How will my shares be voted if I do not return my proxy card or my voting instruction?

It will depend on how your ownership of shares of common stock is registered. If you own your shares as a registered holder, which means that your shares of common stock are registered in your name, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, as explained under “6. How many votes must be present to hold the Annual Meeting?” on page 4, unless you attend the Annual Meeting to vote them in person.

If you own your shares of common stock in street name, which means that your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Under the rules of the New York Stock Exchange (NYSE) your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. However, NYSE rules do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.”

Please note in the absence of your specific instructions as to how to vote, that your bank, broker or other nominee may not vote your shares with respect to the election of the eight nominees for director and approval of the Amended and Restated 2013 Omnibus Incentive Plan. Under NYSE rules, these matters are not considered routine matters. Based on NYSE rules, we believe that the ratification of the appointment of PricewaterhouseCoopers LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of common stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted.

14.	How are abstentions and broker non-votes counted?

Only votes cast “for” or “against” are included in determining the votes cast with respect to any matter presented for consideration at the Annual Meeting. As described above, when brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions will not be included in the vote total for the proposal to elect the nominees for director and will not affect the outcome of the vote for the proposal. In addition, under Virginia corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against (i) the ratification of the appointment of PricewaterhouseCoopers LLP or (ii) the proposal to approve the 2013 Omnibus Incentive Plan.

15.	What if I change my mind after I vote?

Whether you vote by telephone, Internet or by mail, you may later change or revoke your proxy at any time before it is exercised by (i) submitting a properly signed proxy with a later date, (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed proxy card for instructions. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee to change or revoke your previously given proxy.

16.	Who pays the cost of proxy solicitation?

Intrexon will pay all expenses of soliciting proxies, including clerical work, printing and postage. Our officers and other employees may personally solicit proxies or solicit proxies by mail, telephone, facsimile or Internet, but we will not provide any compensation for such solicitations. We will also reimburse banks, brokers and other persons holding shares in their names or in the names of nominees for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.

17.	Could other matters be decided in the Annual Meeting?

The Board does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

18.	How do I make a shareholder proposal for the 2015 Annual Meeting of Shareholders?

We must receive proposals from shareholders intended to be presented at the 2015 Annual Meeting of Shareholders, on or before December 29, 2014, to be considered for inclusion in our Proxy Statement and form of proxy/voting instruction card for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the common stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission.

Our Bylaws also set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director or bring other matters before the 2015 Annual Meeting of Shareholders, we must receive notice of the nomination no later than March 11, 2015 and no earlier than February 9, 2015. For the nomination of a candidate for director, the notice must describe various matters regarding the nominee, including name, address, occupation and shares held. (See “INFORMATION ABOUT THE BOARD’S COMMITTEES — Nominating and Governance Committee” on page 20 for more information regarding the director nomination process.) For bringing other matters before the 2015 Annual Meeting of Shareholders, the notice must include a description of the proposed business, the reasons therefore and other matters specified in our Bylaws. In each case, the notice must be timely given to our Corporate Secretary in writing, whose address is 20374 Seneca Meadows Parkway, Germantown, Maryland 20876. A printed copy of the Bylaws is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

19.	What does it mean that we are an Emerging Growth Company?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we may take advantage of exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause Intrexon to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately.

BENEFICAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding beneficial ownership of our share capital as of March 31, 2014 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentage ownership information is based on an aggregate 98,789,188 shares of common stock outstanding as of March 31, 2014.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent of our shares of common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options or warrants that are either immediately exercisable or exercisable within 60 days after March 31, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

Name and address of beneficial owner	Number of shares beneficially owned(1)	Percentage of shares beneficially owned

Randal J. Kirk(2)	62,450,701	63.2%

Krish S. Krishnan	285,714	*

Robert F. Walsh, III	28,571	*

Cesar L. Alvarez	73,285	*

Steven Frank	43,818	*

Larry D. Horner	104,887	*

Jeffrey B. Kindler	87,663	*

Dean J. Mitchell	41,352	*

Robert B. Shapiro(3)	145,095	*

James S. Turley(4)	15,000	*

Executive officers and directors as a group (18 persons)	64,076,921	64.8%

*	Represents beneficial ownership of less than 1 percent of our outstanding shares of common stock
(1)

The amounts in this column include shares of common stock to which certain persons had the right to acquire beneficial ownership within 60 days after March 31, 2014, pursuant to the exercise of options: Randal J. Kirk, 11,428 shares; Krish S. Krishnan, 285,714 shares; Robert F. Walsh, III, 28,571 shares; Cesar L. Alvarez, 37,854 shares; Steven Frank, 37,854 shares; Larry D. Horner, 37,854 shares; Jeffrey B. Kindler, 28,570 shares; Dean J. Mitchell, 34,997 shares; Robert B. Shapiro, 28,570 shares; James S. Turley, 15,000 shares; and executive officers and directors as a group, 885,494 shares.

(2)

Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 179,199 shares held by ADC 2010, LLC, 101,482 shares held by JPK 2008, LLC, 699,586 shares held by JPK 2009, LLC, 818,461 shares held by JPK 2012, LLC, 5,746,167 shares held by Kapital Joe, LLC, 131,081 shares held by Kellie L. Banks (2009) Long Term Trust, 5,428,401 shares held by Mascara Kaboom, LLC, 102,437 shares held by MGK 2008, LLC, 764,206 shares held by MGK 2009, LLC, 940,426 shares held by MGK 2011, LLC, 1,196,077 shares held by New River Management IV, LP, 22,636,052 shares held by New River Management V, LP, 1,679,578 shares held by NewVa Capital Partners, LP, 13,340,645 shares held by NRM VI Holdings I, LLC, 243,001 shares held by NRM VII Holdings I, LLC, 4,711,852 shares held by R.J. Kirk Declaration of Trust, 678,323 shares held by Third Security Incentive 2010 LLC, 1,356,648 shares held by Third Security Senior Staff 2008 LLC, 178,724 shares held by Third Security Staff 2001 LLC, 1,356,648 shares held by Third Security Staff 2010 LLC, 76,611 shares held by ZSK 2008, LLC, and 73,668 shares held by ZSK 2009, LLC.

(3)	Includes 80,116 shares held in the Robert B. Shapiro Revocable Trust, an affiliate of Robert B. Shapiro.
(4)

James S. Turley was appointed to the Board effective April 16, 2014. In connection with his appointment and in accordance with our director compensation policy he was granted 55,000 options, 15,000 of which are vested and exercisable immediately and appear in the table above, and 3,058 shares of common stock in lieu of cash payment of the annual retainer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10 percent of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such officers and directors and greater than 10 percent shareholders were complied with during fiscal year 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of December 31, 2013, with respect to equity compensation plans under which shares of common stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Shareholders	2,840,648	$8.27	6,712,435
Equity Compensation Plans Not Approved by Shareholders(3)	—	—	—
Total	2,840,648	$8.27	6,712,435

(1)

Excludes securities to be issued upon exercise of 414,404 warrants at a weighted-average exercise price per share of $0.78 issued in conjunction with the acquisition of Agarigen, Inc. in 2011. This amount includes stock options that may vest based upon certain conditions and would be paid in the form of shares of common stock on a one-to-one basis upon vesting.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options.
(3)	We do not have equity compensation plans that have not been approved by shareholders.

ELECTION OF DIRECTORS

[ITEM (1) ON PROXY CARD]

ITEM 1

Our Board currently consists of eight directors, all of whom were elected as directors pursuant to a shareholders’ agreement that we entered into with the former holders of our preferred stock. The shareholders’ agreement terminated upon the closing of our initial public offering and there are no further obligations regarding the election of our directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. On April 16, 2014, the Board accepted Dr. Thomas D. Reed’s resignation from the Board. Dr. Reed continues to serve as our Chief Science Officer. Also on April 16, 2014, the Board appointed Mr. James S. Turley to fill the vacancy on the Board left by Dr. Reed’s resignation. The Board, upon unanimous recommendation of the Nominating and Governance Committee, unanimously approved the eight persons named below as nominees for election to the Board at the Annual Meeting. Each of the nominees: (i) is currently a member of the Board, (ii) has been nominated for election at the Annual Meeting to hold office until the next Annual Meeting or, if earlier, the election of his/her respective successor and (iii) has consented to being named as such and to serve as such if elected.

There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with our Bylaws. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all nominees for election as directors.

Our Bylaws provide that a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that such directors will be elected by a plurality of the votes cast at any meeting of the shareholders for which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in the Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or prior to the 10th day preceding the date we first mail the notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, the shareholders will not be permitted to vote against a nominee.

Our Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes cast “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board for consideration. The Nominating and Governance Committee will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s receipt of this recommendation and determination as to whether to accept the resignation, we will disclose the Board’s decision and an explanation of how the decision was reached.

Proxies solicited by the Board will be voted in favor of the nominees listed below unless otherwise specified in the proxy. All of the nominees proposed by the Board have consented to serve if elected. We know of no reason why the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute another person designated by the Board.

Set forth below is information for each nominee and director concerning the individual’s age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee and director should serve as a director as of the date of this Proxy Statement.

NOMINEES FOR ELECTION AS DIRECTORS

Name Period Served as Director Age	Business Experience During Past Five Years and Other Affiliations

Randal J. Kirk Director since 2008 Age 60

Randal J. Kirk, Chief Executive Officer and Chairman of the Board. Mr. Kirk has served as our Chief Executive Officer since April of 2009 and Chairman of the Board since February 2008. Mr. Kirk provides a wealth of strategic, operational and management experience. Mr. Kirk currently serves as the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk in March 1999. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (previously traded on NASDAQ prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk currently serves in a number of additional capacities including as a member of the board of directors of Halozyme Therapeutics, Inc. (NASDAQ: HALO) since May 2007 and as a member of the board of directors of ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) since January 2011. Previously, Mr. Kirk served as a member of the board of directors of Scios, Inc. (previously traded on NASDAQ prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, and as a member of the board of directors of Clinical Data, Inc. (previously traded on NASDAQ prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of the board of directors from December 2004 to April 2011. Mr. Kirk served on the board of visitors of Radford University from July 2003 to June 2009, was Rector of the board of directors from September 2006 to September 2008, and served on the board of directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the board of visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012 and on the Governor’s Economic Development and Jobs Creation Commission from April 2010 to October 2012. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia. We believe that Mr. Kirk’s experience, including his extensive business experience as chief executive officer of multiple companies, his experience as an investor, his service on committees of academic institutions and other public company boards, combined with his business acumen and judgment, provide our Board with valuable strategic and operational expertise and leadership skills.

Cesar L. Alvarez Director since 2008 Age 66

Cesar L. Alvarez. Mr. Alvarez has served as a Board member since February 2008. Mr. Alvarez serves as Co-Chairman of the Board of the international law firm of Greenberg Traurig, LLP. He served as its Executive Chairman since February 2010 and previously served as the law firm’s Chief Executive Officer since February 1997. Mr. Alvarez also serves as Chairman of the board of directors of Mednax, Inc. (NYSE: MD), a provider of physician services, including newborn, maternal-fetal, pediatric subspecialties, and anesthesia care, and as director of Fairholme Funds, Inc., a family of publicly traded focused investment funds, St. Joe Co. (NYSE: JOE), a real estate development company, Sears Holdings Corporation (Nasdaq: SHLD), a national retailer, and Watsco, Inc. (NYSE: WSO), a distributor of air conditioning, heating and refrigeration equipment and related parts and supplies. Mr. Alvarez holds a Bachelor of Science in Business, Masters of Business Administration, and Juris Doctor from the University of Florida. Mr. Alvarez’s qualifications to serve on the board of directors include his management experience at one of the nation’s largest law firms with over $1.3 billion in revenues with professionals providing services in 36 multiple locations across the country and abroad, as well as his many years of corporate experience, both advising clients in the fields of corporate and securities and serving on the boards of directors of publicly traded and private companies.

Steven Frank Director since 2008 Age 54

Steven Frank. Mr. Frank has served as a Board member since February 2008. Mr. Frank joined J.P. Morgan Securities LLC, an investment bank, in June 2008 and currently serves as Chairman of Global Healthcare Investment Banking. Mr. Frank had previously been the head of Bear Stearns’ Worldwide Health Care Investment Banking group in New York for 16 years and has provided general investment banking services to all types of health care companies. Specifically, Mr. Frank has led or played major roles in hundreds of mergers and acquisitions and financing transactions across the spectrum of deal structures. He has specialized in transactions involving pharmaceutical, medical device and biotechnology companies. Prior to joining Bear Stearns in 1993, Mr. Frank served over ten years as an institutional investor, primarily at State Farm Insurance Company, where he focused on a multi-billion dollar life-sciences portfolio. Mr. Frank holds a B.S. from Illinois State University and an M.B.A. from the University of Chicago. We believe Mr. Frank’s extensive knowledge of our industry and of finance and capital structure strengthen the Board’s collective qualifications, skills and experience.

Larry D. Horner Director since 2008 Age 80

Larry D. Horner. Mr. Horner has served as a Board member since February 2008. Mr. Horner served as a director of Clinical Data, Inc., a provider of physicians’ office and hospital laboratory products, and of New River Pharmaceuticals Inc., a publicly traded specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, from 1999 until its acquisition by Shire plc in April 2007. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a publicly traded manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleichroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. Mr. Horner has served on the boards of directors of Atlantis Plastics, Inc., a manufacturer of plastic films and plastic components, TOUSA, Inc., a homebuilder, and UTStarcom, Inc., a provider of wireline, wireless, optical, and access switching solutions, all of which were then public companies; Mr. Horner served on the audit committee of all three of these companies and as the audit committee financial expert for Atlantis Plastics, Inc. and UTStarcom, Inc. He also previously served on the boards of directors of ConocoPhillips, an energy company, and American General Company. Mr. Horner received a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program. We believe Mr. Horner’s extensive management experience as the former Chairman and Chief Executive Officer of one of the world’s largest accounting firms, his accounting and financial expertise, and his experience in serving on the boards of directors of publicly traded and private companies make him well-qualified to serve on our Board.

Jeffrey B. Kindler Director since 2011 Age 58

Jeffrey B. Kindler. Mr. Kindler has served as a Board member since November 2011. He is the Chief Executive Officer of Centrexion Corporation, a privately held clinical stage biopharmaceutical company; a Venture Partner at Lux Capital, a leading venture capital firm; and a director at Starboard Capital Partners, a private equity firm. Mr. Kindler was Chief Executive Officer and Chairman of the Board of Pfizer, Inc. (NYSE: PFE), a pharmaceutical company, from 2006 until his retirement in December 2010. He joined Pfizer in 2002 as Executive Vice President and General Counsel and assumed positions of increasing responsibility until being named Chief Executive Officer in 2006. Prior to joining Pfizer, he was Chairman of Boston Market Corporation from 2000 to 2001, and President of the Partner Brands group of McDonald’s Corporation during 2001. In addition to serving on Intrexon’s Board, Mr. Kindler serves on two other public company boards, Chipotle Mexican Grill, Inc. (NYSE: CMG), a chain of Mexican restaurants, and Siga Technologies, Inc. (Nasdaq:SIGA), a developer of novel antiviral therapeutics. Mr. Kindler also serves as a board member for a number of privately held companies and for several civic, charitable, educational and other organizations. He brings leadership, extensive business, operating, legal and policy, and corporate strategy experience to our Board, along with tremendous knowledge of several of the industries in which we operate as well as the fundamentals of our business. Mr. Kindler received a B.A. from Tufts University and a J.D. from Harvard Law School.

Dean J. Mitchell Director since 2009 Age 58

Dean J. Mitchell. Mr. Mitchell has served as a Board member since March 2009. In July 2013, Mr. Mitchell was appointed Executive Chairman and board member of Covis Pharma Holdings S.a.r.l., a private specialty pharmaceutical company based in Luxembourg. He has also served as a non-executive board member of ImmunoGen, Inc., a public oncology company, since 2012. In the past 5 years he has also been a non-executive board member of ISTA Pharmaceuticals, Inc. and Talecris Biotherapeutics, Inc., until their respective acquisitions. He was previously President and Chief Executive Officer and a board member of Lux Biosciences, Inc., a privately held ophthalmology company, from July 2010 until June 2013. Prior to that he was President and Chief Executive Officer of Alpharma Inc., a global specialty pharmaceutical company, and also was appointed a member of its board of directors in July 2006. Alpharma Inc. was acquired by King Pharmaceuticals, Inc. in December 2008, and Mr. Mitchell ceased to be an officer and a director of Alpharma Inc. on December 29, 2008. Prior to this, he was President and Chief Executive Officer of Guilford Pharmaceuticals Inc., a public company, from December 2004 until its acquisition by MGI Pharma Inc., a public biopharmaceutical company focused in oncology and acute care, in October 2005, and was a non-executive director of MGI Pharma Inc. until its acquisition by Eisai Co., Ltd. in January 2008. Mr. Mitchell was at Bristol-Myers Squibb, a public company, from 2001 until 2004 in several roles including President International, President U.S. Primary Care and Vice President, Strategy. He also spent 15 years at Glaxo SmithKline, a public company, and its predecessor companies, most recently as Senior Vice President, Clinical Development and Product Strategy from 1999 to 2001, and prior to that as Vice President and General Manager, Specialty Divisions, Strategic Planning and Business Development, from 1995 to 1999. He received an M.B.A. from City University Business School, in London, U.K., and a B.Sc. degree in Biology from Coventry University, U.K. Mr. Mitchell has served as a member of the boards of directors of Alpharma, Inc., Guilford Pharmaceuticals, Inc., a pharmaceutical company that produced products for the hospital and neurology markets, MGI Pharma Inc., and Talecris Biopharmaceuticals, all of which were then public companies. Mr. Mitchell brings to our Board extensive experience in the pharmaceutical industry, specifically in the areas of management, business and corporate development, sales and marketing and clinical development, as well as his significant experience serving on boards of directors of companies in our industry.

Robert B. Shapiro Director since 2011 Age 75

Robert. B. Shapiro. Mr. Shapiro has served as a Board member since November 2011. Mr. Shapiro is Co-Founder and Managing Director of Sandbox Industries, a development firm that creates, launches and manages new business concepts. Sandbox Industries also manages venture funds, including the BlueCross BlueShield Venture Partners fund. Mr. Shapiro has served as the Managing Director of Sandbox Industries since its formation in 2004. He was formerly Chairman and Chief Executive Officer of Monsanto from 1995 to 2000. Upon the merger of Monsanto with Pharmacia & Upjohn, he served as Chairman of the newly-formed Pharmacia Corporation. Previously, Mr. Shapiro was President and Chief Operating Officer of Monsanto from 1992 to 1995 and President of Monsanto’s Agriculture Group from 1990 to 1992, Chairman and Chief Executive Officer of The NutraSweet Company, a subsidiary of Monsanto, from 1985 to 1990 and President of the NutraSweet Group of G.D. Searle & Co., or Searle, from 1982 to 1985, where he previously served as Vice President and General Counsel. Before joining Searle, Mr. Shapiro was Vice President and General Counsel of General Instrument Corporation from 1972 to 1979. Prior to this, he practiced law in New York City; served in government as Special Assistant to the General Counsel and later to the Undersecretary of the U.S. Department of Transportation; and served as a professor of law at Northeastern University in Boston and the University of Wisconsin in Madison. Mr. Shapiro has served on the boards of directors of the New York Stock Exchange (later NYSE Euronext), Citigroup Inc., Rockwell International, Silicon Graphics Inc., and Sequus Pharmaceuticals, Inc. He currently serves as a director of Chromatin, Inc., Elevance Renewable Sciences, Inc. and Sapphire Energy Inc., all privately-held corporations. Mr. Shapiro has also served on the President’s Advisory Committee on Trade Policy, and on the White House Domestic Policy Review of Industrial Innovation. He is a Fellow of the American Academy of Arts and Sciences. Mr. Shapiro is a graduate of Harvard College and holds a J.D. from Columbia University School of Law. As a result of these and other professional experiences, we believe Mr. Shapiro possesses particular knowledge and experience in: strategic planning and leadership of complex organizations; accounting, finance and capital structure; legal, regulatory and government affairs; people management; and board practices of other entities, which strengthen the Board’s collective qualifications, skills and experience.

James S. Turley Director since 2014 Age 57

James S. Turley. Mr. Turley has served as a Board member since April 2014. Mr. Turley is retired having served as the Chairman and Chief Executive Officer of Ernst & Young LLP (“Ernst & Young”) from 2001 to June 2013. From 1994 to 2001, Mr. Turley served as Regional Managing Partner of Ernst & Young. Mr. Turley serves on the board of directors of Citigroup Inc., a leading global bank, Citibank, N.A., the commercial banking operations of Citigroup Inc., and Emerson Electric Co., a global leader in bringing technology and engineering together to provide innovative solutions for customers in industrial, commercial, and consumer markets around the world. Mr. Turley is also a Member of the Boy Scouts of America, a Trustee of the Council for Economic Development, the Chairman of the National Corporate Theatre Fund and a Trustee of Rice University. We believe Mr. Turley’s extensive management experience as the former Chairman and Chief Executive Officer of one of the world’s largest accounting firms, his accounting and financial expertise, and his experience in serving on the boards of directors of publicly traded companies make him well-qualified to serve on our Board. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of financial reporting, business, and risk management. Having served as Chair and CEO of Ernst & Young, Mr. Turley has developed significant expertise in the areas of compensation, litigation, corporate affairs, and corporate governance.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE PROPOSED DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT THE BOARD

General

Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and our Amended and Restated Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Board Meetings and Attendance at Annual Meeting of Shareholders

During fiscal year 2013, there were eight meetings of the Board. Each director attended more than 75 percent of the combined meetings of the Board and the committees on which she or he served during the year. We encourage all directors to attend our annual shareholders’ meeting.

Board Standards of Independence

The Board sets our independence standards in our corporate governance guidelines (the “Corporate Governance Guidelines”). The director independence standards provide that a majority of the Board must be independent under the independence standards established by the Corporate Governance Guidelines, the NYSE and the SEC as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:

•	The director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(i) The director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent, of such other company’s consolidated gross revenues.

The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual proxy statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.

For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

With the exception of Mr. Kirk, the Chairman of the Board and Chief Executive Officer, the Board has affirmatively determined that each member of the Board is independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2013 to any charitable organization in which an independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of $1 million, or two percent, of the charitable organization’s consolidated gross revenues. In determining that Mr. Frank is independent, the Board considered that Mr. Frank is the Chairman of Global Healthcare Investment Banking at J.P. Morgan Securities LLC (“JPM”). JPM served as the lead underwriter in our initial public offering in August 2013 and provides other financial advisory, investment banking and other services to us from time to time, for which it has received and may continue to receive customary fees and commissions. Mr. Frank has recused himself from any decision made by the Board concerning JPM, including JPM’s participation in our initial public offering. In addition, Mr. Frank did not participate in our initial public offering in his capacity as an executive of JPM. The Board has determined that this relationship is not material and that it does not impair Mr. Frank’s independence.

The Corporate Governance Guidelines are available on our website at http://investors.dna.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

Communications with the Board

Shareholders wishing to communicate with our board of directors may do so by writing to the Board, the Chairman, the Lead Independent Director, or the non-employee members of the Board as a group, at: Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876; Attn: Corporate Secretary.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board has requested that certain items that are unrelated to the Board’s duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Secretary will maintain a list of each communication that was not forwarded because it was determined by the Secretary to be frivolous. Such list is delivered to the Board at each quarterly meeting of the Board. In addition, each communication subject to this policy that was not forwarded because it was determined by the Secretary to be frivolous is retained in the Company’s files and made available at the request of any member of the Board to whom such communication was addressed.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. As provided in the Corporate Governance Guidelines, the Board does not have a policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. We currently operate with one individual, Mr. Kirk, serving as Chairman of the Board, President and Chief Executive Officer. The Board appointed Mr. Kirk as President and Chief Executive Officer in April 2009 and Chairman of the Board in February 2008. The Board believes that because Mr. Kirk owns a majority of our common stock and has unique and extensive experience and understanding of our business, he is well-situated to lead and execute strategy and business plans to maximize shareholder value. The Board believes that combining the Chairman of the Board and Chief Executive Officer positions is the right corporate governance structure for us at this time because it most effectively utilizes Mr. Kirk’s extensive experience and knowledge regarding the Company, including by allowing him to lead Board discussions regarding our business and strategy and provides us with unified leadership.

To ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Independent Director in the Corporate Governance Guidelines adopted in connection with the Company’s initial public offering in August 2013. Mr. Shapiro currently serves as our Lead Independent Director. The Company currently maintains a significant majority of independent directors (Mr. Kirk is the only non-independent director) and independent Board committees. In his role as Lead Independent Director, Mr. Shapiro is in frequent contact with the Chairman of the Board and Chief Executive Officer and is regularly consulted on material matters. The Lead Independent Director is elected by the independent directors and ensures that the Board operates independently of management and directors and shareholders have an independent leadership contact.

The responsibilities of the Lead Independent Director of the Board include:

•	preside over meetings of the non-management and independent Board members and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman.

•	together with the Chief Executive Officer and Chairman, and with input from the non-management and independent Board members, prepare the Board’s agenda.

•	serve as a point of contact between non-management and independent Board members and the Chief Executive Officer and Chairman to report or raise matters.

•	call executive sessions of the Board or of the non-management and independent Board members.

•	serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman.

•	take the lead in assuring that the Board carries out its responsibilities in circumstances where the Chief Executive Officer and Chairman is incapacitated or otherwise unable to act.

•	consult with the Chairman of the Compensation Committee to provide performance feedback and compensation information to the Chief Executive Officer and Chairman.

•	perform such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

The Board has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Each committee has a separate chairperson and each committee is composed solely of independent directors.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board and Chief Executive Officer, as well as having a Lead Independent Director and independent standing Board committees, is the most appropriate structure for our shareholders and the Company. We believe this structure demonstrates clear leadership to our employees, shareholders and other interested parties and eliminates the potential for redundancies and confusion. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board and Chief Executive Officer.

As part of the Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board with the flexibility to determine the best leadership structure.

Board’s Role in Risk Oversight. The Board is responsible for our risk oversight, and each committee of the Board is responsible for risk oversight within such committee’s area of responsibility and regularly reports to the Board. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance. On a regular basis, our management team identifies, discusses and assesses financial risk from current macro-economic, industry and company perspectives and provides regular reports to the Board and its committees on areas of material risk to the Company, including operational, financial, legal and regulatory as well as strategic and reputational risks.

The Audit Committee charter provides that the Audit Committee is responsible for discussing with management our major financial risk exposures and the steps and processes management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including, but not limited to, proposed risk factors and other public disclosures, and mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

The Compensation Committee considers succession planning, human resources risks and risks that may result from our executive compensation programs. In addition, the Nominating and Governance Committee considers corporate governance risks. Each committee regularly reports to the Board. Moreover, the Board reviews and oversees our various financial policies, financing programs, capital and operating plans, benefit plan management and certain risk management policies.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board as led by the Chairman of the Board, President and Chief Executive Officer and the Lead Independent Director.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that set forth the practices of the Board with respect to the qualification, selection and election of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation and share ownership guidelines, management evaluation and succession, policies regarding the Lead Independent Director, meetings of the non-management directors, the policy on communicating with the non-management directors and various other issues. A copy of our Corporate Governance Guidelines is available on our website at http://investors.dna.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business. A copy of the code is available on the Corporate Governance section of our website, which is located at www.dna.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Political Contributions

In general, it is not our practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. We comply with all applicable state and federal laws related to the disclosure of lobbying activities.

Attendance at Annual Meeting

We expect all directors to attend the annual meeting of shareholders each year.

INFORMATION ABOUT THE BOARD’S COMMITTEES

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a charter that has been approved by our Board.

Audit Committee

Prior to April 16, 2014, the members of our Audit Committee were Mr. Alvarez, Mr. Horner and Mr. Kindler. Mr. Horner is the chair of the Audit Committee. As of April 16, 2014, Mr. Alvarez was replaced on the Audit Committee by Mr. Mitchell. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards of our Corporate Governance Guidelines as discussed above under “INFORMATION ABOUT THE BOARD — Board Standards of Independence” on page 15. The Board has further determined that each of the members of the Audit Committee is “financially literate” and that, as required by the NYSE listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. Our Board has further determined that Mr. Horner qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our Audit Committee’s responsibilities include, among other things, overseeing:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements;

•	our compliance with laws and regulations;

•	our independent auditor’s qualifications and independence; and

•	the performance of our internal audit functions and independent auditors.

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at http://investors.dna.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

The Audit Committee met five times during fiscal year 2013 for the purpose of overseeing management’s responsibilities for accounting, internal control over financial reporting and financial reporting. The Audit Committee selects, appoints, compensates and oversees the performance of our independent registered public accounting firm for each fiscal year and approves the audit and non-audit fees we pay to such firm. The Audit Committee reviews the scope and the results of the work of the independent registered public accounting firm and internal auditors and reviews the adequacy of internal control over financial reporting. The functions and responsibilities of the Audit Committee are described in the “Audit Committee Report” on page 22.

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a presentation of an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Prior to April 16, 2014, the members of our Compensation Committee were Mr. Kindler, Mr. Mitchell and Mr. Shapiro. As of April 16, 2014, Mr. Mitchell was replaced on the Audit Committee by Mr. Alvarez. Mr. Mr. Kindler is the chair of the Compensation Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee’s responsibilities include, among other things:

•	developing and maintaining an executive compensation policy and monitoring the results of that policy;

•	considering the impact of our compensation policy and practices on our risk profile;

•	recommending to the Board for approval compensation and benefit plans;

•

reviewing and approving annually corporate and personal goals and objectives to serve as the basis for the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining the Chief Executive Officer’s compensation based on that evaluation;

•	determining and approving the annual compensation for other executive officers;

•	retaining or obtaining the advice of a compensation consultant, outside legal counsel or other advisor;

•

approving any grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under the our equity compensation plans;

•	reviewing and making recommendations to the Board regarding the compensation of non-employee directors;

•	reviewing and discussing with management the “Compensation Discussion and Analysis” to the extent required by SEC rules;

•	preparing the Compensation Committee report when required by SEC rules;

•	reviewing and recommending to the Board for approval our approach with respect to the advisory vote on executive compensation, or say-on-pay, and the frequency of the say-on-pay advisory vote; and

•	considering the application of Section 162(m) of the Internal Revenue Code to our compensation practices and developing a related policy.

The Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (referred to herein as the Internal Revenue Code)) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines as discussed above under “INFORMATION ABOUT THE BOARD — Board Standards of Independence” on page 15).

The Compensation Committee operates under a written charter adopted by the Board that is available on our website at http://investors.dna.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876. While the Compensation Committee charter does not specify qualifications required for members, the members of the Compensation Committee have been members of other public company boards of directors, are current or former executive officers of public companies or have comparable positions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Mr. Alvarez, Mr. Mitchell and Mr. Shapiro. Mr. Alvarez is the chair of the Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, among other things:

•

considering and reviewing periodically the desired composition of the Board and ensuring that the Board is composed so as to satisfy SEC listing requirements and NYSE Rules, including the independence of directors and the financial and accounting experience of directors;

•	establishing any qualifications and standards for individual directors;

•	identifying, nominating and evaluating candidates for election to the Board;

•	making recommendations to the Board regarding the size of the Board, the tenure and classifications of directors, and the composition of the Board’s committees;

•	reviewing and evaluating our various governance policies and guidelines;

•	considering chief executive officer succession planning;

•	reviewing committee structure and effectiveness; and

•	considering other corporate governance and related matters as requested by the Board.

The Nominating and Governance Committee operates under a written charter that is available on our website at http://investors.dna.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

The Board has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed in the section entitled “INFORMATION ABOUT THE BOARD — Board Standards of Independence” on page 15 of this Proxy Statement.

Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Governance Committee’s charter provides that the Nominating and Governance Committee will consider qualified director candidate recommendations by shareholders. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Shareholders should submit any such director recommendations to the Nominating and Governance Committee through the method described in “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING — 18. How do I make a shareholder proposal for the 2015 Annual Meeting of Shareholders?” on page 6. The Nominating and Governance Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominating and Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of individual Board members as well as the background and expertise of the Board as a whole. Nominees will be required to bring the skills, talents, knowledge and expertise to ensure that the composition, structure and operation of the Board serve the best interests of our shareholders. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board’s needs. Mr. Turley was identified as a director candidate by Randal J. Kirk, our Chief Executive Officer and Chairman of the Board. The Nominating and Governance Committee evaluated Mr. Turley’s candidacy to the Board in accordance with the process described in this Proxy Statement and recommended that the Board elect Mr. Turley as a director.

We have no formal policy regarding Board diversity. Our priority in selection of Board members is identification of members who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape of the industries in which we operate. We will consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. The Nominating and Governance Committee and Board monitor its effectiveness through the Board’s self-evaluation process. As described under “Nominees for Election as Directors” on page 12, the Nominating and Governance Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2013, the Audit Committee met five times, and the Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with our Chief Financial Officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also discussed with management the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC. The Audit Committee also reappointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

THE AUDIT COMMITTEE**
Larry D. Horner, Chair
Cesar L. Alvarez
Jeffrey B. Kindler

Dated: April 16, 2014

**

Note that Mr. Mitchell became a member of the Audit Committee on April 16, 2014. As Mr. Mitchell did not serve on the Audit Committee in 2013, he did not vote on the Audit Committee’s recommendation of the Audit Committee Report.

The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Through May 9, 2013, all non-employee directors received annual compensation of $10,000, payable at the first meeting of the Board for the calendar year, and an additional $1,500 per meeting. Members of a Board committee received $1,500 per committee meeting that did not take place in connection with a full meeting of the Board. Non-employee directors had the option in lieu of cash to receive payments in shares of common stock (valued at the fair market value at the time of issuance). Newly appointed non-employee directors received a one-time grant of options to purchase 22,857 shares of common stock (with an exercise price equal to the fair market value on the date of grant) with one-fourth of such options vesting each year on the anniversary of appointment to the Board. All non-employee directors received an annual grant of options to purchase 2,857 shares of common stock (with an exercise price equal to the fair market value on the date of grant), with one-fourth of such options vesting on January 1st of each year.

On May 9, 2013, the Board adopted an updated non-employee director compensation plan, to be effective as of the next meeting of the Board. Under the plan, all non-employee directors receive annual compensation of $35,000, payable at the first meeting of the Board for the calendar year, and an additional $1,500 per meeting ($750 per special telephonic meeting). Each Board committee chair receives $5,000 annually, payable at the first regularly scheduled meeting of the Board for the calendar year and members of a Board committee receive $750 per committee meeting. Non-employee directors also receive reimbursement for reasonable expenses incurred in attending Board and committee meetings. Non-employee directors have the option in lieu of cash to receive payments in shares of common stock (valued at the fair market value at the time of issuance). Newly appointed non-employee directors receive a one-time grant of options to purchase 22,857 shares of common stock (with an exercise price equal to the fair market value on the date of grant) with one-fourth of such options vesting each year on the anniversary of appointment to the Board, subject to continued Board service. All non-employee directors are entitled to an annual grant of options to purchase 8,571 shares of common stock (with an exercise price equal to the fair market value on the date of grant), which options vest upon grant.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2013:

Name(1)	Equity awards ($)(1)	Option awards ($)(2)	Total($)

Cesar L. Alvarez	$21,164	$17,898	$39,062

Steven Frank	$19,707	$17,898	$37,605

Larry D. Horner	$22,663	$17,898	$40,561

Jeffrey B. Kindler	$22,655	$17,892	$40,547

Dean J. Mitchell	$18,193	$17,898	$36,091

Robert B. Shapiro	$18,942	$17,892	$36,834

(1)

Our directors may elect to take any portion of their director fees in shares of our common stock instead of cash. During 2013, all of our directors elected to take all such director fees in shares of our common stock. Represents the grant date fair market value of such stock awards computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual cash value that will be recognized by each of the non-employee directors when such shares are sold.

(2)

Represents the grant date fair market value of such stock awards computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual cash value that will be recognized by each of the non-employee directors when such options are exercised and the underlying shares are sold. All outstanding option-based awards for the non-employee directors as of December 31, 2013, are set out in the following table:

Option awards
Number of securities underlying unexercised options
Name	Grant date	(#) Exercisable	(#) Unexercisable	Option exercise price ($)		Option expiration date
Cesar L. Alvarez	2/20/2008 2/20/2009 6/30/2010 3/7/2011 12/2/2011 3/15/2012 5/28/2013	8,571 2,857 2,142 1,428 4,285 714 —	— — 715 1,429 4,286 2,143 2,858	$ $ $ $ $ $ $	2.74 3.29 3.29 5.91 7.12 7.12 9.67	2/20/2018 2/20/2019 6/30/2020 3/7/2021 12/2/2021 3/15/2022 5/28/2023

Steven Frank	2/20/2008 2/20/2009 6/30/2010 3/7/2011 12/2/2011 3/15/2012 5/28/2013	8,571 2,857 2,142 1,428 4,285 714 —	— — 715 1,429 4,286 2,143 2,858	$ $ $ $ $ $ $	2.74 3.29 3.29 5.91 7.12 7.12 9.67	2/20/2018 2/20/2019 6/30/2020 3/7/2021 12/2/2021 3/15/2022 5/28/2023

Larry D. Horner	2/20/2008 2/20/2009 6/30/2010 3/7/2011 12/2/2011 3/15/2012 5/28/2013	8,571 2,857 2,142 1,428 4,285 714 —	— — 715 1,429 4,286 2,143 2,858	$ $ $ $ $ $ $	2.74 3.29 3.29 5.91 7.12 7.12 9.67	2/20/2018 2/20/2019 6/30/2020 3/7/2021 12/2/2021 3/15/2022 5/28/2023

Jeffrey B. Kindler	12/2/2011 3/15/2012 5/28/2013	11,428 714 —	11,429 2,143 2,857	$ $ $	7.12 7.12 9.67	12/2/2021 3/15/2022 5/28/2023

Dean J. Mitchell	3/17/2009 6/30/2010 3/7/2011 12/2/2011 3/15/2012 5/28/2013	8,571 2,142 1,428 4,285 714 —	— 715 1,429 4,286 2,143 2,858	$ $ $ $ $ $	3.29 3.29 5.91 7.12 7.12 9.67	3/17/2019 6/30/2020 3/7/2021 12/2/2021 3/15/2022 5/28/2023

Robert B. Shapiro	12/2/2011 3/15/2012 5/28/2013	11,428 714 —	11,429 2,143 2,857	$ $ $	7.12 7.12 9.67	12/2/2021 3/15/2022 5/28/2023

On February 18, 2014, the Compensation Committee adopted and recommended to the Board that it ratify an updated non-employee director compensation policy, which updated policy was subsequently ratified by the Board.

The updated non-employee director policy, effective immediately following the Compensation Committee meeting, increases the annual cash retainer to each non-employee director to $60,000 and eliminates per meeting fees. Each Board committee chair receives $10,000 annually and members of a Board committee receive $5,000 annually instead of per meeting fees. Non-employee directors will receive reimbursement for reasonable expenses incurred in attending Board and committee meetings. Non-employee directors have the option in lieu of cash to receive payments in shares of common stock (valued at the fair market value at the time of issuance). Any newly appointed non-employee director will receive, upon appointment, a one-time grant of options to purchase 40,000 shares of common stock (with an exercise price equal to the fair market value on the date of grant) with one-fourth of such options vesting each year on the anniversary of appointment to the Board, subject to continued Board service. All non-employee directors are entitled to an annual grant of options to purchase 15,000 shares of common stock (with an exercise price equal to the fair market value on the date of grant), which options vest upon grant.

EXECUTIVE COMPENSATION

The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2013, whom we refer to collectively as our named executive officers. These officers are:

•	Randal J. Kirk, Chief Executive Officer and Chairman of the Board;

•	Krish S. Krishnan, Chief Operating Officer; and

•	Robert F. Walsh, III, Senior Vice President – Energy and Chemicals Sector

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2013 and 2012 to our named executive officers.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)	Option awards ($)(2)	Non-Equity incentive plan compensation($)	Change in pension value and nonqualified deferred compensation earnings($)	All other compensation ($)(3)	Total ($)
Randal J. Kirk(4)	2013	—	—	—	—	—	—	—	—
Chief Executive Officer and Chairman of the Board	2012	—	—	—	—	—	—	—	—

Krish S. Krishnan	2013	691,667	1,400,000	—	—	—	—	25,649	2,117,316
Chief Operating Officer	2012	566,667	600,000	—	—	—	—	26,658	1,193,325

Robert F. Walsh, III	2013	190,962	150,000		715,680	—	—	11,767	1,068,409
Senior Vice President – Energy and Chemicals Sector

(1)	Represents salaries before any employee contributions under our 401(k) Plan.
(2)

Represents the grant date fair value computed by us for financial reporting purposes, computed in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in computing these amounts, see Note 11 to our consolidated financial statements for the years ended December 31, 2013 and 2012 which are included in our SEC filings. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value after the date of grant.

(3)

For 2013, includes the following items and amounts. For Mr. Krishnan: 401(k) plan matching contributions of $7,650; and welfare and life benefits employer premiums of $17,999. For Mr. Walsh: 401(k) Plan matching contribution of $4,500; and welfare and life benefits employer premiums of $7,267. For 2012, includes the following items and amounts. For Mr. Krishnan: 401(k) Plan matching contribution of $7,500; and welfare and life benefits employer premiums of $19,158.

(4)	We did not compensate Mr. Kirk in 2013 or 2012.

Narrative to Summary Compensation Table

In 2013, we paid base salaries to Mr. Krishnan and Mr. Walsh of $691,667 and $190,962, respectively. As of December 31, 2013, the base salaries of Mr. Krishnan and Mr. Walsh are $700,000 and $300,000, respectively. We did not compensate Mr. Kirk for his services during 2013, and Mr. Kirk will not receive an annual base salary for 2014. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Our Board may, at its discretion, award bonuses to our named executive officers from time to time. We typically establish bonus targets for our named executive officers and evaluate their performance based on the achievement of goals and objectives by each individual employee. Our management may propose bonus awards to the Compensation Committee of the Board primarily based on such achievements. Our Board makes the final determination of the eligibility requirements for and the amounts of such bonus awards. Based on a review of the achievement of these goals and objectives, including the Company’s successful initial public offering in August 2013 and other considerations, management proposed bonus awards to the Committee for a number of executive officers. These bonuses were subsequently approved by the Committee on February 18, 2014, including a bonus for Mr. Krishnan in the amount of $1,400,000 and for Mr. Walsh in the amount of $150,000. The Company’s other named executive officers were not eligible to receive bonus payments. Mr. Kirk declined to be considered for an annual bonus award for 2013.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our shareholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information concerning unexercised stock options and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2013.

Option awards
Name	Grant date	Number of securities underlying unexercised options: Exercisable	Number of securities underlying unexercised options: Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date

Randal J. Kirk	2/20/2008	8,571	—		—	$2.74	2/20/2018
	2/20/2009	2,857	—		—	$3.29	2/20/2019

Krish S. Krishnan	12/5/2011	285,714	285,714	(1)	—	$7.12	12/5/2021

Robert F. Walsh, III	5/28/2013	—	114,285	(2)	—	$9.67	5/28/2023

(1)	These options will vest annually in increments of 142,857 per year on each of December 5, 2014 and 2015.
(2)	These options will vest annually in increments of 28,571, 28,571, 28,571 and 28,572 on each of May 13, 2014, 2015, 2016 and 2017, respectively.

Employment agreements with named executive officers

We do not have formal employment agreements with Mr. Kirk, Mr. Krishnan or Mr. Walsh.

Compensation Recovery Policies

It is the Board’s policy that in the event the Board determines that a significant restatement or correction of our financial results or other metrics is required for the prior fiscal year for which audited financial statements have been completed, and, had the results or metrics been properly calculated, our officers would have received less compensation, the Board has the authority to obtain reimbursement of any portion of any performance based compensation paid or awarded, whether cash or equity based, to the officers and to other employees responsible for accounting errors resulting in the restatement or correction that is greater than would have been paid or awarded calculated based upon the restated or corrected financial results or metrics. Further, it is the policy of the Board to seek recoupment in all instances where Section 304 of the Sarbanes-Oxley Act of 2002 requires us to seek recoupment.

Equity compensation plans and other benefit plans

Intrexon Corporation 2008 Equity Incentive Plan

The Intrexon Corporation 2008 Equity Incentive Plan, as amended, which we refer to as the 2008 Plan, was first adopted by our Board and our shareholders in April 2008.

The 2008 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards and incentive awards. Our employees, directors, consultants and advisors, and the employees, directors, consultants and advisors of our affiliated entities, are eligible to receive awards under the 2008 Plan; however, incentive stock options may only be granted to our employees or the employees of our affiliated entities. In accordance with the terms of the 2008 Plan, the Compensation Committee of our Board administers the 2008 Plan and, subject to any limitations in the 2008 Plan, selects the recipients of awards and determines, among other things:

•	the number of shares of common stock covered by options and the dates upon which those options become exercisable;

•	the exercise prices of options;

•	the duration of options (subject to certain limitations set forth in the plan);

•	the methods of payment of the exercise price of options;

•

the number of shares of common stock subject to any SARs and the terms and conditions of those rights, including the term (subject to certain limitations set forth in the plan), the conditions for exercise and payment upon exercise;

•

the number of shares of common stock subject to any restricted stock awards and restricted stock unit awards and the terms and conditions of those awards, including the price, if any, restriction period (subject to certain limitations set forth in the plan) and conditions for repurchase (with respect to restricted stock awards); and

•

the number of shares of common stock subject to any incentive awards and the terms and conditions of those awards, including the payment terms and award or the dollar amount of any incentive award period (subject to certain limitations set forth in the plan).

In the event of a change in control, as defined in the 2008 Plan, the Compensation Committee has the discretion to take one or more of the following actions with respect to outstanding awards on or before the date of the change in control:

•

provide, upon notice to the participant, that some or all of the outstanding awards shall terminate on or before the change in control without payment to the holder of such award if not exercised by the holder (to the extent such awards are then exercisable or exercisable by the change in control) within a specified reasonable period of time;

•

provide that all outstanding awards shall terminate on or before the change in control in consideration for payment to the holders (to the extent such awards are then exercisable or exercisable by the change in control) of the excess, if any, of the fair market value of the common stock subject to the award minus the exercise price or initial value (as applicable); and

•

take such other action as the Compensation Committee determines reasonable to permit the holder of the award to realize the value of the award (to the extent such awards are then exercisable or exercisable by the change in control).

As of March 31, 2014, there were options to purchase an aggregate of 2,352,387 shares of common stock outstanding under the 2008 Plan at a weighted-average exercise price of $6.90 per share. On and after the effective date of the Intrexon Corporation 2013 Omnibus Incentive Plan described below, which we refer to as the 2013 Plan, we have not granted any further stock options or other awards under the 2008 Plan.

Intrexon Corporation 2013 Omnibus Incentive Plan

The 2013 Plan became effective upon the closing of our initial public offering in August 2013. The material terms of the 2013 Plan are summarized below. As of March 31, 2014, there were options to purchase an aggregate of 6,197,500 shares of common stock outstanding under the 2013 Plan at a weighted-average exercise price of $28.78 per share. As of March 31, 2014, there were 787,085 shares of common stock reserved for future issuance under the 2013 Plan. As described in Proposal 4 of this proxy statement, the Board has approved, subject to shareholder approval, authorizing an additional 3,000,000 shares of common stock for issuance pursuant to the 2013 Plan.

Summary of the material terms of the 2013 Plan

Purpose. We established the 2013 Plan to attract, retain and motivate our employees, officers and directors, to promote the success of our business by linking the personal interests of our employees, officers, consultants, advisors and directors to those of our shareholders and to encourage stock ownership on the part of management. The 2013 Plan is intended to permit the grant of stock options (both incentive stock options, or ISOs and non-qualified stock options, or NQSOs or, collectively Options), stock appreciation rights, or SARS, restricted stock awards, or Restricted Stock Awards, restricted stock units, or RSUs, incentive awards, or Incentive Awards, other stock-based awards, or Stock Based Awards, and dividend equivalents, or Dividend Equivalents.

Administration. The 2013 Plan is administered by our Compensation Committee, who has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the 2013 Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board or the board of directors of our Affiliates (as defined by the 2013 Plan), delegate to one or more officers all or part of its duties with respect to such awards. Our Compensation Committee may, at its discretion, accelerate the time at which any award may be exercised, become transferable or nonforfeitable or become earned and settled including without limitation (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the 2013 Plan).

Authorized Shares. Under the 2013 Plan, we may issue a maximum aggregate of 7,000,000 shares of common stock (10,000,000 shares of common stock if the shareholders approve the Amended and Restated 2013 Plan as discussed under Item 3 below), all of which may be issued pursuant to Options, SARs, Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the 2013 Plan by one, and each share covered under a SAR will reduce the number of shares available under the 2013 Plan by one, even though the share is not actually issued upon settlement of the SAR. Shares relating to awards that are terminated by expiration, forfeiture, cancellation or otherwise without issuance of shares of common stock, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for awards not involving shares, will again be available for issuance under the 2013 Plan. Shares not issued as a result of net settlement of an award, tendered or withheld to pay the exercise price, purchase price or withholding taxes of an award or shares purchased on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the 2013 Plan.

Written Agreements. All awards granted under the 2013 Plan will be governed by separate written agreements between the participants and us. The written agreements will specify the terms of the particular awards.

Transferability. Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Compensation Committee may provide that awards, other than ISOs or a Corresponding SAR that is related to an ISO, may be transferred by a participant to immediate family members or trust or other entities on behalf of the Participant and/or family members for charitable donations. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.

Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a Ten Percent Shareholder (as defined in the 2013 Plan) or a corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Compliance With Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which we are a party, and the rules of all domestic stock exchanges on which our shares may be listed.

Payment. The exercise or purchase price of an award, and any taxes required to be withheld with respect to an award, may be paid in cash or, if the written agreement so provides, the Compensation Committee may allow a participant to pay all or part of the exercise or purchase price, and any required withholding taxes, by tendering shares of common stock, through a broker-assisted cashless exercise, by means of “net exercise” procedure, or any other specified medium of payment.

Shareholder Rights. No participant shall have any rights as our shareholder as a result of issuance of an award until the award is settled by the issuance of common stock (other than a Restricted Stock Award or RSUs for which certain shareholder rights may be granted).

Forfeiture Provisions. Awards do not confer upon any individual any right to continue in our employ or service or in the employ or service of our Affiliates. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service.

Types of awards

Options. Both ISOs and NQSOs may be granted under the 2013 Plan. Our Compensation Committee determines the eligible individuals to whom grants of Options will be made, the number of shares subject to each option, the exercise price per share, the time or times at which the option may be exercised, whether any performance or other conditions must be satisfied before a participant may exercise an option, the method of payment by the participant, the method of delivery of shares to a participant, whether the Option is an ISO or a NQSO, and all other terms and conditions of the award. However, the exercise price of an Option may not be less than the fair market value of a share of common stock on the date the Option is granted. No participant may be granted ISOs that are first exercisable in any calendar year for shares of common stock having an aggregate fair value (determined on the date of grant) that exceeds $100,000. With respect to an ISO granted to a participant who is a Ten Percent Shareholder (as defined in the 2013 Plan), the exercise price per share may not be less than 110 percent of the fair market value of the common stock on the date the Option is granted. At the Compensation Committee’s discretion, an Option may be granted with or without a Corresponding SAR (as defined below).

SARs. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of common stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. The Compensation Committee is authorized to determine the eligible individuals to whom grants of SARs will be made, the number of shares of common stock covered by the grant, the time or times at which a SAR may be exercised and all other terms and conditions of the SAR. However, no participant may be granted Corresponding SARs that are related to ISOs which are first exercisable in any calendar year for shares of common stock having an aggregate fair market value (determined on the date of grant) that exceeds $100,000.

Restricted Stock Awards and RSUs. A Restricted Stock Award is the grant or sale of shares of common stock, which may be subject to forfeiture for a period of time or subject to certain conditions. An RSU entitles the participant to receive, upon vesting, shares of our common stock. We will deliver to the participant one share of common stock for each RSU that becomes earned and payable. With regard to Restricted Stock Awards, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the purchase price, if any, to be paid for each share subject to the award of restricted stock, the time or times at which the restrictions will terminate, and all other terms and conditions of the restricted stock. With regards to RSUs, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants and the vesting conditions entitling a participant to settlement of the RSUs.

Incentive Awards. An Incentive Award entitles the participant to receive cash or common stock when certain conditions are met. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Incentive Award.

Stock-Based Awards. Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of common stock, including awards convertible or exchangeable into shares of common stock (or the cash value thereof) and common stock purchase rights and awards valued by reference to the fair market value of the common stock. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of Stock-Based Awards. However, the purchase price for the common stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of a share of common stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the 2013 Plan, may also be granted.

Our Compensation Committee is also authorized under the 2013 Plan to grant shares of common stock as a bonus, or to grant shares of common stock or other awards in lieu of any of our obligations or of our affiliates to pay cash or to deliver other property under the 2013 Plan or under any other of our plans or compensatory arrangements or any of our affiliates.

Dividend Equivalents. Our Compensation Committee may also grant Dividend Equivalents under the 2013 Plan. A Dividend Equivalent is an award that entitles the participant to receive cash, shares of common stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our common stock. The Compensation Committee is authorized to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Dividend Equivalents. However, no Dividend Equivalents may be awarded with an Option, SAR or Stock-Based Award in the nature of purchase rights.

Material Terms of the Performance-Based Compensation

Awards that are paid to Named Executive Officers (as defined in the 2013 Plan) are potentially subject to the tax deduction limitations of Section 162(m) of the Code. The limitations of Section 162(m) of the Code do not apply, however, to performance-based compensation that meets certain requirements, including shareholder approval of the eligibility requirements, business criteria for performance goals and individual award limits of the 2013 Plan pursuant to which such awards are made.

Eligibility. Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the 2013 Plan), and nonemployee members of our Board or of any board of directors of our Affiliates is eligible to receive an award under the 2013 Plan.

Award Limits. In any calendar year, no participant may be granted awards that relate to more than 1,000,000 shares of common stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months). Award limits that are expressed as a number of shares are subject to the adjustment provisions of the 2013 Plan as described below.

Performance Criteria. Our Compensation Committee has the discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of the grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25 percent of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. The form of the performance conditions also may be measured on a company, affiliate, division, business unit or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. The performance conditions may include any or any combination of the following: (a) revenue, (b) earnings before interest, taxes, depreciation and amortization, or EBITDA, (c) cash earnings (earnings before amortization of intangibles), (d) operating income, (e) pre-or after-tax income, (f) earnings per share, (g) net cash flow, (h) net cash flow per share, (i) net earnings, (j) return on equity, (k) return on total capital, (l) return on sales, (m) return on net assets employed, (n) return on assets or net assets, (o) share price performance, (p) total shareholder return, (q) improvement in or attainment of expense levels, (r) improvement in or attainment of working capital levels, (s) net sales, (t) revenue growth or product revenue growth, (u) operating income (before or after taxes), (v) pre-or after-tax income (before or after allocation of corporate overhead and bonus), (w) earnings per share; (x) return on equity, (y) appreciation in and/or maintenance of the price of the shares of our common stock, (z) market share, (aa) gross profits, (bb) comparisons with various stock market indices; (cc) reductions in cost, (dd) cash flow or cash flow per share (before or after dividends), (ee) return on capital (including return on total capital or return on invested capital), (ff) cash flow return on investments; (gg) improvement in or attainment of expense levels or working capital levels, and/or (hh) shareholder equity.

The foregoing performance conditions represent the criteria on which performance goals may be based under the 2013 Plan for awards that are intended to qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code. At its sole discretion, our Compensation Committee may grant an award that is subject to the achievement or satisfaction of performance conditions that are not set forth in the 2013 Plan to the extent our Compensation Committee does not intend for such award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Our Compensation Committee has the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable. The Compensation Committee has the authority to adjust goals and awards in the manner set forth in the 2013 Plan.

Change in Control. In the event of a “Change in Control” (as defined in the 2013 Plan) and, with respect to awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, and such awards, 409A Awards, only to the extent permitted by Section 409A of the Code, our Compensation Committee in its discretion may, on a participant-by-participant basis (a) accelerate the vesting of all unvested and unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights and/or terminate such awards, without any payment therefore, immediately prior to the date of any such transaction after giving the participant at least seven days written notice of such actions; (b) fully vest and/or accelerate settlement of any awards; (c) terminate any outstanding Options, SARs or Stock-Based Awards in the nature of purchase rights after giving the participant notice and a chance to exercise such awards (to the extent then exercisable or exercisable upon the change in control); (d) cancel any portion of an outstanding award that remains unexercised or is subject to restriction or forfeiture in exchange for a cash payment to the participant of the value of the award; or (e) require that the award be assumed by the successor corporation or replaced with interests of an equal value in the successor corporation.

Amendment and Termination. The 2013 Plan expires 10 years after its effective date, unless terminated earlier by our Board. Any award that is outstanding as of the date the 2013 Plan expires will continue in force according to the terms set out in the award agreement. Our Board may terminate, amend or modify the 2013 Plan at any time. However, shareholder approval may be required for certain types of amendments under applicable law or regulatory authority. Except as may be provided in an award agreement or the 2013 Plan, no amendment to the 2013 Plan may adversely affect the terms and conditions of any existing award in any material way without the participant’s consent.

An amendment will be contingent on approval of our shareholders, to the extent required by law, by the rules of any stock exchange on which our securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the 2013 Plan, including without limitation, any amendment to the 2013 Plan or any agreement to permit a re-pricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of common stock that may be issued under the 2013 Plan, (iii) modify the requirements as to eligibility for participation in the 2013 Plan or (iv) change the stated performance conditions for performance-based compensation within the meaning of Section 162(m) of the Code. Additionally, to the extent the Compensation Committee deems necessary for the 2013 Plan to continue to grant awards that are intended to comply with the performance-based exception to the deduction limits of Section 162(m) of the Code, the Compensation Committee will submit the material terms of the stated performance conditions to our shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which our shareholders previously approved the performance goals.

Material U.S. Federal Income Tax Consequences of Awards under the 2013 Plan

The following discussion summarizes the principal federal income tax consequences associated with awards under the 2013 Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the common stock generally will be the amount the participant paid for the stock. If common stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of common stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards and RSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to RSUs, the participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes, subject to the deduction conditions and limits applicable under Section 162(m) of the Code.

Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of common stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any common stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions. Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Executive Officer or the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of restricted stock and options, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2013 Plan will be fully deductible under all circumstances. In addition, other awards under the 2013 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Other Tax Rules. The 2013 Plan is designed to enable our Compensation Committee to structure awards that will not be subject to Section 409A of the Code, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant awards that are subject to Section 409A of the Code. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A of the Code; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A of the Code. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Section 409A of the Code. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the 2013 Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Section 409A of the Code.

401(k) Plan

We provide a 401(k) Plan to all eligible employees as defined in the plan. Subject to annual limits set by the Internal Revenue Service, we match 100 percent of eligible employee contributions up to a maximum of 3 percent of an employee’s salary and vesting in our match is ratable over three years from an employee’s date of employment

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than five percent of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than five percent of our voting securities, had or will have a direct or indirect material interest.

Our Company has historically been owned, funded, and managed by Randal J. Kirk, our Chief Executive Officer, and affiliates of Mr. Kirk, for the purpose of exploiting our synthetic biotechnology. As a result, we have engaged in a variety of financial and operational transactions with Mr. Kirk and these affiliates. In accordance with the requirements of the SEC, we describe below all such transactions in which we have engaged since January 1, 2013.

We believe that each of these transactions were on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. Moreover, all of these transactions have been approved by a majority of the independent and disinterested members of the Board. It is our intention to ensure that all future transactions, if any, between us and our officers, directors, principal shareholders and their affiliates or immediate family members, are approved by the Nominating and Governance committee or a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Participation in our Initial Public Offering

Randal J. Kirk, our Chairman, President and Chief Executive Officer, on behalf of himself and certain of his affiliates, purchased an aggregate of $30.0 million in shares of our common stock, or 1,875,000 shares of the 9,999,999 shares of common stock sold in our initial public offering, at the initial public offering price. The underwriters received the same underwriting discount on the shares purchased by Mr. Kirk and these affiliates as they did on the other shares sold to the public in the initial public offering.

J.P. Morgan Securities LLC

Mr. Frank is the Chairman of Global Healthcare Investment Banking at JPM. JPM served as the lead underwriter in our initial public offering in August 2013 and provides other financial advisory, investment banking and other services to us from time to time, for which it has received and may continue to receive customary fees and commissions. For the year ended December 31, 2013, JPM received an aggregate of approximately $7.7 million in fees and commissions (representing less than  1⁄2 of 1% of its total revenues for 2013). Mr. Frank has recused himself from any decision made by the Board concerning JPM, including JPM’s participation in our initial public offering. In addition, Mr. Frank did not participate in our initial public offering in his capacity as an executive of JPM. The Board has determined that this relationship is not material and that it does not impair Mr. Frank’s independence.

Private Placements of Securities

We funded our operations prior to our initial public offering principally with proceeds from private placements of our preferred stock. Since January 1, 2013, we issued and sold 19,047,619 shares of our Series F preferred stock at a purchase price per share of $7.88 for an aggregate purchase price of $150.0 million. We issued and sold 972,004 shares of our common stock at a purchase price per share of $25.72 for gross proceeds of $25.0 million in a private placement in March 2014. 243,001 of these shares were purchased for an aggregate purchase price of $6.25 million by NRM VII Holdings I, LLC, an affiliate of Mr. Kirk.

The following table sets forth the number of shares of preferred stock that, since January 1, 2013, were issued to our directors, executive officers and holders of more than five percent of our voting securities, and affiliates or immediate family members of our directors, executive officers and holders of more than five percent of our voting securities, in connection with our various preferred stock financings and the aggregate cash purchase price paid by such persons and entities. Each share of preferred stock in the table below converted into one share of our common stock upon completion of our initial public offering.

Purchaser	Date of purchase	Class of preferred stock	Number of shares purchased (#)	Price per share ($)	Aggregate consideration ($)
Kapital Joe, LLC(1)	March 1, 2013	Series F	1,904,762	7.88	15,000,001
Mascara Kaboom, LLC(1)	March 1, 2013	Series F	1,904,762	7.88	15,000,001
Kapital Joe, LLC(1)	April 30, 2013	Series F	1,149,474	7.88	9,052,108
Mascara Kaboom, LLC(1)	April 30, 2013	Series F	1,149,474	7.88	9,052,108
Third Security Senior Staff 2008 LLC(1)	April 30, 2013	Series F	299,532	7.88	2,358,815
Third Security Staff 2010, LLC(1)	April 30, 2013	Series F	299,532	7.88	2,358,815
Third Security Incentive 2010, LLC(1)	April 30, 2013	Series F	149,766	7.88	1,179,407
JPK 2008, LLC(1)	April 30, 2013	Series F	42,794	7.88	337,003
JPK 2009, LLC(1)	April 30, 2013	Series F	312,890	7.88	2,464,009
JPK 2012, LLC(1)	April 30, 2013	Series F	128,508	7.88	1,012,001
Kellie L. Banks (2009) Long Term Trust(1)	April 30, 2013	Series F	19,808	7.88	155,988
MGK 2008, LLC(1)	April 30, 2013	Series F	42,794	7.88	337,003
MGK 2009, LLC(1)	April 30, 2013	Series F	362,286	7.88	2,853,002
MGK 2011, LLC(1)	April 30, 2013	Series F	141,588	7.88	1,115,006
ZSK 2008, LLC(1)	April 30, 2013	Series F	39,492	7.88	311,000
ZSK 2009, LLC(1)	April 30, 2013	Series F	33,016	7.88	260,001
Jeffrey Kindler(2)	April 30, 2013	Series F	12,700	7.88	100,013

(1)	An affiliate of Mr. Kirk.
(2)	A member of our Board.

Transactions with Third Security, LLC and Affiliates

Reimbursement of Expenses

We reimburse Third Security for certain expenses incurred by them on our behalf. The total amount of expenses reimbursed by us for the year ended December 31, 2013, was approximately $456,000.

Halozyme

Effective June 6, 2011, we entered into a collaboration and license agreement with Halozyme Therapeutics, Inc., or Halozyme, under which Halozyme granted to us a worldwide exclusive license for the use of rHuPH20 enzyme in the development of a subcutaneous injectable formulation of our recombinant human alpha 1-antitrypsin. Mr. Kirk is a member of Halozyme’s board of directors. Prior to the transaction, Mr. Kirk beneficially owned 15,387,869 shares of Halozyme’s common stock, and as of March 31, 2014, beneficially owned 19,791,286 shares, or 16.1 percent of Halozyme’s common stock. Pursuant to the agreement, we paid a nonrefundable upfront license fee of $9,000,000 to Halozyme. In addition, so long as the agreement is in effect, we are required to pay an annual exclusivity fee of $1,000,000 to Halozyme beginning on June 6, 2012 and continuing on each anniversary of the effective date of the agreement thereafter until a certain development event occurs. Halozyme is entitled to receive payments from us for research and development services and supply of rHuPH20 active pharmaceutical ingredient we request. In addition, Halozyme is entitled to receive additional cash payments from us potentially totaling $44,000,000 for each product for use in a specified field and

$10,000,000 for each product for use outside that specified field upon achievement of development and regulatory milestones with respect to those products. Halozyme also is entitled to receive royalty payments in the high single to lower double digits from us on product sales at a royalty rate which increases based upon increases in net sales of product and a cash payment of $10,000,000 upon our achievement of a specified sales volume of product sales. Unless terminated earlier in accordance with its terms, the agreement continues in effect until the later of (i) expiration of the last to expire of the valid claims of Halozyme patents covering rHuPH20 or other specified patents developed under the collaboration which valid claim covers a product developed under the collaboration, and (ii) expiration of the last to expire royalty term for a product developed under the collaboration. The royalty term of a product developed under the agreement, with respect to each country, consists of the period equal to the longer of: (a) the duration of any valid claim of Halozyme patents covering rHuPH20 or other specified patents developed under the collaboration which valid claim covers the product in such country or (b) 10 years following the date of the first commercial sale of such product in such country. We may terminate the agreement prior to expiration for any reason on a product-by-product basis upon 30 days’ prior written notice to Halozyme.

Genopaver

Effective March 29, 2013, we entered into an exclusive channel collaboration (“ECC”) with Genopaver, which is a limited liability company formed for the express purpose of entering into the ECC and developing and commercializing products identified through the ECC. Genopaver is an affiliate of Third Security, LLC. Under the ECC, we received $3,000,000 as a technology access fee. We will be reimbursed for research and development services as provided for in the ECC. We are entitled to a royalty on the gross profits of product sales from a product developed from the ECC.

Chief Executive Officer Position

Mr. Kirk assumed the role of our Chief Executive Officer in April 2009 and served on a part-time basis in that capacity through 2011. In 2012, Mr. Kirk began serving in this role on a full-time basis. Although Mr. Kirk has not received compensation for his service as Chief Executive Officer, we recorded $1,550,000 in compensation expense for the year ended December 31, 2013 based on the estimated salary and benefits appropriate for the role.

Executive Officer Relationships

Mr. Krish S. Krishnan, our Chief Operating Officer, is the husband of Mrs. Suma M. Krishnan, our Senior Vice President, Product Development. Mrs. Krishnan has served as an officer of the Company since 2012, first as our Senior Vice President, Regulatory Affairs, and starting in March 2014 as our Senior Vice President — Product Development. For 2013, Mrs. Krishnan was paid approximately $554,200 in cash compensation.

Transactions With ECC Parties

ZIOPHARM

Pursuant to an ECC, a securities purchase agreement and a registration rights agreement, each dated as of January 6, 2011, we granted to ZIOPHARM a worldwide exclusive license to use certain specified patents and other intellectual property in the field of oncology as defined in the ECC. In consideration for this license, we received 3,636,926 shares of ZIOPHARM’s outstanding common stock with a value, at the time, of $17,457,000. Concurrently, pursuant to the securities purchase agreement, we purchased an additional 2,426,235 shares of ZIOPHARM common stock with an agreed value, at the time, of $11,646,000 and we agreed to purchase up to an additional $50,000,000 of common stock in conjunction with securities offerings that may be conducted by ZIOPHARM in the future, subject to certain conditions and limitations. Between February 2011 and October 2013, we purchased an aggregate of $31.0 million of ZIOPHARM securities reducing our future obligation to purchase ZIOPHARM common stock to $19.0 million. On October 24, 2012, we received 3,636,926 additional shares of ZIOPHARM common stock with a value, at the time, of $18,330,000 as a result of the achievement of a clinical milestone as contemplated in the original ECC. In conjunction with the original transactions on January 6, 2011, Mr. Kirk joined the board of directors of ZIOPHARM. As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 1,450,403 shares, or 1.5 percent of ZIOPHARM’s common stock.

Synthetic Biologics

Pursuant to an ECC, a securities purchase agreement and a registration rights agreement, each dated as of November 18, 2011, we granted to Synthetic Biologics a worldwide exclusive license to use certain specified patents and other intellectual property for the treatment of pulmonary arterial hypertension, or PAH. In consideration for this license, we received 3,123,558 shares of Synthetic Biologics’ outstanding common stock with a value, at the time, of $1,687,000. Pursuant to a second ECC, dated as of August 6, 2012, we granted to Synthetic Biologics a worldwide exclusive license to use certain specified patents and other intellectual property in connection with the research, development, use, importing, manufacture, sale and offer for sale of monoclonal antibody therapies for the treatment of eight specific target infectious disease indications. In consideration for this license upon Synthetic Biologics’ shareholders’ approval on October 5, 2012, we received an additional 3,552,210 shares of Synthetic Biologics’ outstanding common stock with a value, at the time, of $7,815,000. On October 29, 2012, pursuant to a stock purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $5,000,000 in Synthetic Biologics and received 3,125,000 shares of Synthetic Biologics’ outstanding common stock. On December 17, 2013, pursuant to a stock purchase agreement, NRM VII Holdings I, LLC invested $500,000 in Synthetic Biologics and received 500,000 shares of Synthetic Biologics’ common stock. As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 3,625,000 shares, or 6.2 percent of Synthetic Biologics’ outstanding common stock. In conjunction with the collaboration, we are entitled to, at our election, purchase up to 19.99 percent of securities offerings that may be conducted by Synthetic Biologics in the future, subject to certain conditions and limitations. Pursuant to this right, on December 17, 2013, we purchased 2,000,000 shares of Synthetic Biologics common stock with an agreed value, at the time, of $2,000,000. We have also been granted the right to make purchases of Synthetic Biologics’ common stock in the open market up to an additional 10 percent of Synthetic Biologics’ common stock. We have made no open market purchases of Synthetic Biologics’ common stock. On December 17, 2012, we received $2,500,000 from Synthetic Biologics as a prepayment of research and development services to be provided in conjunction with the ECC. At December 31, 2013, $1.3 million remained outstanding; such amount is refundable to Synthetic Biologics in the event that the August 2012 ECC is terminated.

Oragenics

Pursuant to an ECC and a stock issuance agreement, each dated as of June 5, 2012, we granted to Oragenics an exclusive license to use our proprietary technologies and other intellectual property to develop and commercialize lantibiotics for the treatment of infectious diseases in humans and companion animals. Pursuant to the stock issuance agreement, we received 4,392,425 shares of Oragenics’ outstanding common stock in partial consideration of this license grant with a value, at the time, of $6,588,000. On July 30, 2012, pursuant to a stock purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $1,286,000 in Oragenics and received 857,555 shares of Oragenics’ outstanding common stock. On November 20, 2013, pursuant to a stock purchase agreement, NRM VII Holdings I, LLC invested $357,500 in Oragenics and received 143,000 shares of Oragenics common stock.

On September 30, 2013, we entered into a second ECC with Oragenics through which we granted to Oragenics an exclusive license to use our proprietary technologies and other intellectual property to develop and commercialize probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease. Pursuant to a stock issuance agreement entered in conjunction with this second ECC, we received 1,348,000 shares of Oragenics common stock and Oragenics sold to us 1,300,000 shares of Oragenics common stock at a price per share of $3.00 for gross proceeds of $3,900,000. Oragenics also issued a Convertible Promissory Note to us in the principal amount of $1,956,000 which was payable, at Oragenics’ option, in cash or shares of Oragenics common stock. The Convertible Promissory Note was converted to 698,241 shares of Oragenics common stock on December 18, 2013.

As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 1,000,555 shares, or 2.8 percent, of Oragenics’ outstanding common stock. In conjunction with our first ECC with Oragenics, we are entitled to, at our election, purchase up to 30 percent of securities offerings that may be conducted by Oragenics in the future, subject to certain conditions and limitations. Pursuant to this right, on November 20, 2013, we purchased 1,100,000 shares of Oragenics’ common stock with an agreed value, at the time, of $2,750,000.

Fibrocell Science

Pursuant to an ECC, a stock issuance agreement and a registration rights agreement, each dated as of October 5, 2012, we granted to Fibrocell Science an exclusive license to use our proprietary technologies and other intellectual property to research, develop, use, import, export, make, have made, sell and offer for sale certain products in the United States in the field of the development of autologous, gene-modified fibroblasts for therapeutic purposes. Pursuant to the stock issuance agreement, we received 1,317,520 shares of Fibrocell’s outstanding common stock in partial consideration of this license grant with a value, at the time, of $7,576,000. Concurrently, pursuant to the securities purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $20,000,000 in Fibrocell and received 8,000,000 shares of Fibrocell’s outstanding common stock.

Effective June 28, 2013, we entered into an amendment to our ECC with Fibrocell. The amendment expands the ECC to include potential treatments based on engineered autologous fibroblast cells for the localized treatment of autoimmune and inflammatory disorders including morphea (localized scleroderma), cutaneous eosinophilias and moderate to severe psoriasis. Under the terms of the amendment, we received shares of Fibrocell’s common stock valued at $7.5 million as a supplemental technology access fee.

On October 1, 2013, we and certain affiliates of Mr. Kirk acquired an aggregate amount of 3,658,536 shares of Fibrocell common stock at a price of $4.10 per share.

Effective January 10, 2014, we entered into a second amendment to our ECC with Fibrocell. The amendment expands the ECC to include potential treatments for Ehlers-Danlos syndrome hypermobility type (EDS-HT), a rare genetic disorder resulting in weakened connective tissue. Under the terms of the amendment, we received shares of Fibrocell’s common stock valued at approximately $5.2 million as a supplemental technology access fee.

As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 9,219,512 shares, or 22.6 percent, of Fibrocell’s outstanding common stock. The share amounts above reflect a 1-for-25 reverse stock split of Fibrocell’s common stock effective April 30, 2013.

AquaBounty

On November 16, 2012, we acquired 48,631,444 shares of common stock of AquaBounty, representing 47.56 percent of the then outstanding shares of AquaBounty, for $6,000,000 through a definitive purchase agreement with an existing AquaBounty shareholder and its affiliate. On November 29, 2012, we entered into a promissory note purchase agreement, or promissory note, with AquaBounty. The promissory note permitted us to loan up to $500,000 to AquaBounty. Draws on the promissory note by AquaBounty accrued annual interest of 3 percent and mature no later than May 28, 2013. Between December 2012 and February 2013, AquaBounty drew $500,000 on the promissory note. In conjunction with the March 15, 2013 share purchase discussed below, AquaBounty repaid the $500,000 promissory note plus accrued interest in its entirety. On February 14, 2013, we entered into an ECC with AquaBounty with the intent to enhance productivity and develop products in aquaculture. Also, on February 14, 2013, three individuals designated by us, including one of our employees, were appointed to AquaBounty’s board of directors. On March 15, 2013, we acquired 18,714,814 shares of AquaBounty for $4,907,000 in a private subscription offering increasing our ownership in AquaBounty to 53.82 percent. On March 20, 2014, we acquired 19,040,366 additional shares of AquaBounty common stock for $10,000,000 in a private subscription offering, thereby increasing our aggregate ownership in AquaBounty to 59.85% upon closing and as of March 31, 2014.

AmpliPhi

Pursuant to an ECC and a stock issuance agreement, each dated as of March 29, 2013, we granted to AmpliPhi an exclusive license to use our proprietary technologies and all other intellectual property to develop and commercialize new bacteriophage-based therapies to target specific antibiotic resistant infections. Pursuant to the stock issuance agreement, we received 24,000,000 shares of AmpliPhi’s outstanding common stock in partial consideration of this license grant with a value, at the time, of $2,400,000. On June 26, 2013, pursuant to a stock purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $3,000,000 in AmpliPhi and received 2,142,857 shares of AmpliPhi’s Series B preferred stock, which is convertible into common shares of AmpliPhi on a 10-to-1 basis. NRM VII Holdings I, LLC received 5,357,142 warrants to purchase common shares of AmpliPhi. On December 24, 2013, pursuant to a stock purchase agreement, NRM VII Holdings I, LLC invested $5,000,000 in AmpliPhi and received 20,000,000 shares of AmpliPhi common stock. As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 46,785,712 shares of AmpliPhi common stock, or 22.4 percent, of AmpliPhi.

Soligenix

Pursuant to an ECC and a stock issuance agreement, each dated as of April 27, 2013, we granted to Soligenix an exclusive license to use our proprietary technologies and all other intellectual property to develop and commercialize human monoclonal antibody therapies for the treatment of melioidosis. Pursuant to the stock issuance agreement, we received 1,034,483 shares of Soligenix’s outstanding common stock in partial consideration of this license grant. On June 20, 2013, pursuant to a stock purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $3,500,000 in Soligenix and received 3,333,333 shares of Soligenix’s outstanding common stock. NRM VII Holdings I, LLC received 2,500,000 warrants to purchase common shares of Soligenix. As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 5,833,333 shares, or 26.1 percent of Soligenix’s common stock. In conjunction with the ECC, we are entitled to, at our election, participate in securities offerings conducted by Soligenix in the future, subject to certain conditions and limitations. We have made no purchases of Soligenix’s common stock pursuant to this arrangement.

BioPop

On October 1, 2013, we entered into an ECC and a common stock Purchase Agreement with Biological & Popular Culture, Inc., or BioPop, pursuant to which BioPop received a license to our technologies to develop and commercialize artwork, children’s toys and novelty goods that are derived from living organisms or are enabled by synthetic biology. Pursuant to the common stock Purchase Agreement we acquired 4,163,265 shares of BioPop common stock for an aggregate purchase price of $1.3 million, which represents 51% of BioPop’s outstanding common stock. Pursuant to the common stock Purchase Agreement, the members of Yonder LLC, or Yonder, a California limited liability company, contributed all assets and properties of Yonder to BioPop, and BioPop assumed all Yonder obligations and liabilities.

Agilis

On October 25, 2013, we entered into an ECC with Agilis Biotherapeutics, LLC, or Agilis, a synthetic biology-based company focused on rare diseases. On December 23, 2013, pursuant to a stock purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $1,000,000 in Agilis and received 12,500 Series A membership units. As of March 31, 2014, NRM VII Holdings I, LLC owned 12,500 Series A membership units which represents 10.0 percent of the outstanding Series A membership units of Agilis.

OvaScience

On December 18, 2013, we entered into an ECC with OvaScience, Inc., or OvaScience, a life sciences company focused on the discovery, development and commercialization of new treatments for infertility. The ECC was formed to use our synthetic biology technology platform to develop methodologies to accelerate the development of OvaScience’s OvaTureTM technology platform, a next-generation approach to in vitro fertilization. As partial payment for access to our technology, OvaScience issued 273,224 shares of its common stock to us on December 18, 2013. OvaScience will pay $2,500,000 of the technology access fee in cash on December 18, 2014. On March 7, 2014, pursuant to a securities purchase agreement, an affiliate of Mr. Kirk, NRM VII Holdings I, LLC, invested $1,000,000 in OvaScience and received 100,000 shares of OvaScience’s common stock. As of March 31, 2014, Mr. Kirk, together with his affiliates (excluding us), beneficially owned 100,000 shares of OvaScience common stock, or 0.4 percent, of OvaScience

Additionally, OvaScience and we formed a joint venture entity named OvaXon, LLC, a Delaware limited liability company (“OvaXon”). OvaScience and we entered into a limited liability company agreement for OvaXon (the “LLC Agreement”) which establishes our rights and those of OvaScience with respect to OvaXon and provides for the management of OvaXon and its business. In connection with the execution of the LLC Agreement, OvaXon entered into a worldwide Exclusive Channel Collaboration Agreement with us to create new applications for improving human and animal health. OvaScience also licensed certain technology relating to egg precursor cells to OvaXon pursuant to a separate license agreement.

Sun Pharmaceutical Industries

On September 30, 2013, we entered into an ECC with S & I Ophthalmic, LLC, or Sun JV, a joint venture between us and Caraco Pharmaceutical Laboratories, Ltd., or Sun Pharmaceutical Subsidiary, an indirect subsidiary of Sun Pharmaceutical Industries Ltd., an international specialty pharmaceutical company focused on chronic diseases.

Contemporaneously with the entry into the ECC, we also entered into a Limited Liability Company Agreement, or Sun LLC Agreement, with Sun Pharmaceutical Subsidiary and Sun JV which governs the affairs of Sun JV and the conduct of Sun JV’s business. Pursuant to the Sun LLC Agreement, we, as well as Sun Pharmaceutical Subsidiary, made an initial capital contribution in exchange for a 50% membership interest in Sun JV. In cases in which the board of managers of Sun JV, or the Sun JV Board, determines that additional capital contributions are necessary in order for Sun JV to comply with its obligations under the ECC, we, as well as Sun Pharmaceutical Subsidiary, have committed to making additional capital contributions subject to certain limitations. Each has the right, but not the obligation, to make additional capital contributions above these limits when and if solicited by the Sun JV Board.

Intrexon Energy Partners

On March 26, 2014, we entered into an ECC with Intrexon Energy Partners, LLC, or Intrexon Energy Partners, a joint venture between Intrexon and certain investors, or the Investors, including an affiliate of Mr. Kirk, NRM VII Holdings I, LLC.

Contemporaneously with the entry into the ECC, Intrexon, Intrexon Energy Partners and the Investors also entered into a Limited Liability Company Agreement, or the IEP LLC Agreement, which governs the affairs of Intrexon Energy Partners and the conduct of Intrexon Energy Partners’ business. Pursuant to the IEP LLC Agreement, Intrexon made an initial capital contribution of $25.0 million worth of technology in exchange for a 50% membership interest in Intrexon Energy Partners, and the Investors made initial capital contributions, totaling $25.0 million in the aggregate, in exchange for pro rata membership interests in Intrexon Energy Partners. In addition, Intrexon committed to make additional capital contributions of up to $25.0 million, and the Investors, as a group and pro rata in accordance with their respective membership interests in Intrexon Energy Partners, have committed to make additional capital contributions of up to $25.0 million, at the request of Intrexon Energy Partners’ Board of Managers, or the IEP Board, and subject to certain limitations. Intrexon and the Investors have the right, but not the obligation, to make additional capital contributions above these limits when and if solicited by the IEP Board.

Contemporaneously with the formation of the joint venture and entry into the ECC, Intrexon entered into securities purchase agreements with the Investors for the private placement of 972,004 shares of Intrexon common stock at a price per share of $25.72 for gross proceeds of $25.0 million. 243,001 of these shares were purchased for an aggregate purchase price of $6.25 million by NRM VII Holdings I, LLC, an affiliate of Mr. Kirk. Any Investor who purchased at least $10.0 million of Intrexon common stock in the private placement will have the right to require Intrexon to register such shares of common stock on a registration statement on Form S-3, if available for use.

Agreements with our shareholders

In connection with our preferred stock financings, we entered into an investor rights agreement with the purchasers of our preferred stock and certain holders of our common stock. The investor rights agreement provides those certain former holders of our preferred stock with the right to demand that we file a registration statement, subject to certain limitations, and to request that their shares be covered by a registration statement that we are otherwise filing. All rights under the investor rights agreement terminated upon the closing of our initial public offering other than certain registration rights for certain former holders of our preferred stock.

As noted above, any Investor who purchased at least $10.0 million of our common stock in the private placement related to Intrexon Energy Partners will have the right to require us to register such shares of our common stock on a registration statement on Form S-3, if available for use.

Severance and change in control agreements

We do not have severance or change in control agreements with our named executive officers.

Indemnification of officers and directors

Our Amended and Restated Articles of Incorporation provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other accounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

Policies and procedures for related person transactions

Our Board has adopted a written related policy with respect to related person transactions. This policy governs the review, approval or ratification of covered related person transactions. The Audit Committee of our Board manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

A “related person” is defined as:

•	Any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	Any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;

•

Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

•

Any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.

The policy generally provides that we may enter into a related person transaction only if:

•	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy,

•

the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

•	the transaction is approved by the disinterested members of the Board, or

•	the transaction involves compensation approved by the Compensation Committee of the Board.

In the event a related person transaction is not pre-approved by the Audit Committee and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed and by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. When our Chief Legal Officer, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting, the chairperson of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the chairperson of the Audit Committee) shall approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareholders, as the Audit Committee (or the chairperson of the Audit Committee) determines in good faith.

The Audit Committee has determined that certain types of related person transactions shall be deemed to be pre-approved by the Audit Committee. Our related person transaction policy provides that the following transactions, even if the amount exceeds $120,000 in the aggregate, shall be considered to be pre-approved by the Audit Committee:

•	any employment of certain named executive officers that would be publicly disclosed;

•	director compensation that would be publicly disclosed;

•

transactions with other companies where the related person’s only relationship is as a director or owner of less than ten percent of said company (other than a general partnership), if the aggregate amount involved does not exceed the greater of $200,000 or five percent of that company’s consolidated gross revenues;

•	transactions where all shareholders receive proportional benefits;

•	transactions involving competitive bids;

•	transactions with a related person involving the rendering of services at rates or charges fixed in conformity with law or governmental authority; and

•	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

In addition, the Audit Committee will review the policy at least annually and recommend amendments to the policy to the Board from time to time.

The policy provides that all related person transactions will be disclosed to the Audit Committee, and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[ITEM 2 ON PROXY CARD]

ITEM 2

The shares represented by the proxies will be voted for approval of the ratification of the appointment of PricewaterhouseCoopers LLP (unless otherwise indicated on proxy) as our independent registered public accounting firm (the “auditors”) to report to the shareholders on our financial statements for the fiscal year ending December 31, 2014. Pursuant to its charter, the Audit Committee of our Board approved in advance each professional service performed by PricewaterhouseCoopers LLP during fiscal year 2013 and considered the possible effect on the auditors’ independence. Information relating to fees paid to PricewaterhouseCoopers LLP over the past two years is set forth below.

The Board, through the Audit Committee, has retained PricewaterhouseCoopers LLP to report to the shareholders our financial statements for the fiscal year ending December 31, 2014. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law, the Board considers it appropriate to submit the selection of an independent registered public accounting firm for shareholder approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our common stock present, or represented by proxy, and voted at the Annual Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of PricewaterhouseCoopers LLP, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2012, by our principal accounting firm, PricewaterhouseCoopers LLP, are shown in the following table:

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees	$1,325,350	$155,000
Audit-related Fees	115,000	—

Total Audit and Audit-related Fees	$1,440,350	$155,000

Tax Fees	12,825	15,425
All Other Fees	—	—

Total Fees	$1,453,175	$170,425

Audit Fees. Audit fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements, including the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for assistance with complex accounting and transactions, fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client, and consents and assistance with and review of documents filed with the SEC, including services related to our August 2013 initial public offering.

Audit-Related Fees. Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” In 2013, PricewaterhouseCoopers LLP provided audit-related fees related to acquisition audits required under Rule 3-05 of SEC Regulation S-X, (“Regulation S-X”), and assessment for reporting compliance in accordance with Regulation S-X in preparation for our initial public offering in August 2013. PricewaterhouseCoopers LLP did not provide any audit-related services during fiscal year 2012.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal years 2013 and 2012.

All Other Fees. All other fees are fees for products or services other than those in the above three categories. In fiscal years 2013 and 2012, PricewaterhouseCoopers LLP did not provide any services other than those described above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AMENDMENT AND RESTATEMENT OF INTREXON CORPORATION 2013 OMNIBUS INCENTIVE PLAN

[ITEM 3 ON PROXY CARD]

ITEM 3

Overview

The Board requests that shareholders approve the Amended and Restated Intrexon Corporation 2013 Omnibus Incentive Plan (the “Amended and Restated 2013 Plan”) which amends and restates the existing Intrexon Corporation 2013 Omnibus Incentive Plan (the “2013 Plan”) to:

•	increase the number of shares of common stock authorized for issuance under the 2013 Plan by 3,000,000; and

•

allow the Company to meet the requirement of Internal Revenue Code Section 162(m) that the Amended and Restated 2013 Plan be periodically re-submitted to shareholders for consideration to maintain the availability of a federal income tax deduction for any compensation paid under the Amended and Restated 2013 Plan that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Other than the increase in the number of shares authorized for issuance under the 2013 Plan reflected in the Amended and Restated 2013 Plan, there are no other amendments to the 2013 Plan. A summary of the material terms of the 2013 Plan, which is attached to this proxy statement as Appendix A, appears in “EXECUTIVE COMPENSATION” beginning on page 27 and is incorporated herein by reference.

Share Increase

The 2013 Plan was approved by the shareholders shortly before our initial public offering in August 2013 and has served as an important part of our overall compensation program. The 2013 Plan enabled us to grant equity-based compensation awards designed to provide an additional incentive for our officers and employees who are critical to the achievement of our long-term financial and strategic goals. We believe that the Amended and Restated 2013 Plan, which amends the 2013 Plan to increase by 3,000,000 the shares of common stock authorized for issuance under the 2013 Plan, supports our ability to attract, motivate and retain the most competent and skilled employees, which is a significant factor for our long-term success, particularly following our recent initial public offering. Awards made under the 2013 Plan, including annual cash incentive awards and long-term incentive equity grants, are designed to align the individual interests of our employees with the interests of our shareholders and reward them for the creation of long-term shareholder value.

We believe that the number of shares currently available for issuance under the 2013 Plan may not be sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance of awards under the 2013 Plan. As a result, the Compensation Committee and the Board have approved the Amended and Restated 2013 Plan, subject to the approval of our shareholders at the Annual Meeting.

As of March 31, 2014, there were 98,789,188 shares of common stock outstanding. As of March 31, 2014, there were options to purchase an aggregate of 6,197,500 shares of common stock outstanding under the 2013 Plan at a weighted-average exercise price of $28.78 per share and a weighted-average remaining term of 9.92 years. As of March 31, 2014, there were 787,085 shares of common stock reserved for future issuance under the 2013 Plan, which is our only plan under which equity awards can currently be made to employees and non-employee directors.

In making the recommendation to increase the 2013 Plan’s share reserve by an additional 3,000,000 shares, we considered a number of factors, including:

Importance of Long-Term Equity Incentives. Long-term equity incentives are an important component of our executive compensation program, motivating executives to make decisions that focus on creating long-term value for shareholders, aligning executives’ interests with the interests of shareholders and serving as an effective employment recruitment and retention tool. Since our initial public offering in August 2013, we have grown rapidly and we consider our ability to have the capacity to provide long-term equity incentives to be critical to our success in those respects.

Historical Burn Rate. We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our shareholders. As part of our analysis when considering the proposed share increase, we considered the 2013 Plan’s “burn rate,” or the number of shares subject to equity awards granted since our initial public offering in August 2013, divided by the weighted average number of shares outstanding for that period. In addition, at the start of 2014, we made multiple leadership appointments to advance efforts in our Health, Environment, and Consumer Sectors and augment communications development across all sectors. In connection with these important appointments, we made equity grants from the 2013 Plan in connection with each of these new hires. We believe these new hires and promotions are key to the development and strengthening of the senior management team with the experience and talent necessary to further implement our strategy. Moreover, we have also sought to compensate our employees who were critical in the success of our initial public offering as well as furthering our business strategy. Our common stock price has increased by approximately 64% from our $16 per share initial public offering price in August 2013 to the closing price of $26.29 on March 31, 2014.

Shareholder Value Transfer Test. When evaluating the appropriate number of shares to increase the share reserve under the Plan, we reviewed the shareholder value transfer of the proposed increase, calculated as the value of available shares and plan awards as a percentage of our market capitalization, and determined that the addition of 3,000,000 shares to the 2013 Plan share reserve was reasonable and consistent with industry guidelines.

Expected Duration. We expect that the shares available for future awards, including the additional shares if this proposal is approved by our shareholders, will be sufficient for currently-anticipated awards under the 2013 Plan for the foreseeable future. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2013 Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Internal Revenue Code Section 162(m)

We seek to compensate our executive officers in large part through annual incentives the payment of which is directly related to performance. As discussed above in the summary of the material terms of the 2013 Plan in “EXECUTIVE COMPENSATION” beginning on page 27 and Internal Revenue Code Section 162(m) generally disallows the Company’s tax deduction for compensation to the named executive officers in excess of $1 million in any year. Under Internal Revenue Code Section 162(m), however, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible.

We believe that the design and implementation of the Amended and Restated 2013 Plan will continue to permit compensation resulting from awards made under the Amended and Restated 2013 Plan to qualify as “performance-based compensation” and therefore remain fully deductible under Internal Revenue Code Section 162(m), even though payments under the Amended and Restated 2013 Plan may represent compensation to a named executive officer in excess of $1 million. We are seeking shareholder approval of the Amended and Restated 2013 Plan in order to meet the requirement of Internal Revenue Code Section 162(m) that the 2013 Plan be periodically re-submitted to shareholders for consideration. For purposes of Internal Revenue Code Section 162(m), shareholder approval of the Amended and Restated 2013 Plan relates particularly to the eligibility, per-person award limitations, and the business criteria incorporated in awards. In the event that shareholders fail to approve the Amended and Restated 2013 Plan (including these material terms), the 2013 Plan will remain in place and the Company may not be allowed a tax deduction for compensation to the named executive officers in excess of $1 million in any year. If the shareholders do not approve the Amended and Restated 2013 Plan, the Compensation Committee may adopt, or may not adopt, another incentive plan for the benefit of such individuals

New Plan Benefits

The benefits that will be awarded or paid under the Amended and Restated 2013 Plan are not currently determinable. Awards granted under the Amended and Restated 2013 Plan are within the discretion of the Compensation Committee and future awards and the individuals who may receive them have not been determined. The following table sets forth the awards granted under the 2013 Plan during the calendar year that ended on December 31, 2013, and does not include awards granted during 2013 under the 2008 Plan which was in effect until the time of our August 2013 initial public offering:

Name and Principal Position	Dollar Value($)(1)	Options (#)	Shares of common stock (#)
Randal J. Kirk, Chairman and Chief Executive Officer	—	—	—
Krish S. Krishnan, Chief Operating Officer	—	—	—
Robert F. Walsh, III, Senior Vice President — Energy and Chemical Sector	—	—	—
Named Executive Officers as a Group	—	—	—
Non-Employee Directors as a Group	34,199	—	1,565
Non-Named Executive Officers as a Group	—	—	—

(1)	Dollar value is based on the closing price of our common stock on the day the share of common stock was granted.

The last reported closing price of Intrexon’s common stock as reported by the New York Stock Exchange on April 21, 2014 was $19.65 per share.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE AMENDMENT AND RESTATEMENT OF THE 2013 PLAN.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available at https://materials.proxyvote.com/46122T. Paper copies of these documents may be requested by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareholders of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by writing to Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described below. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting the Corporate Secretary in writing at Intrexon Corporation, 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

DONALD P. LEHR
Corporate Secretary

Dated: April 28, 2014

APPENDIX A

INTREXON CORPORATION

AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

(Effective as of June 9, 2014)

i

ARTICLE IV	ADMINISTRATION	9

4.01	General Administration	9
4.02	Delegation of Authority	9
4.03	Indemnification of Committee	10

ARTICLE V	ELIGIBILITY	10

ARTICLE VI	COMMON STOCK SUBJECT TO PLAN	11

6.01	Common Stock Issued	11
6.02	Aggregate Limit	11
6.03	Individual Limit	12
6.04	Share Counting	13

ARTICLE VII	OPTIONS	13

7.01	Grant	13
7.02	Option Price	13
7.03	Maximum Term of Option	14
7.04	Exercise	14
7.05	Payment	14
7.06	Stockholder Rights	15
7.07	Disposition of Shares	15
7.08	No Liability of Company	15

ARTICLE VIII	SARS	15

8.01	Grant	15
8.02	Maximum Term of SAR	15
8.03	Exercise	16
8.04	Settlement	16
8.05	Stockholder Rights	16

ARTICLE IX	RESTRICTED STOCK AWARDS	16

9.01	Award	16
9.02	Payment	16
9.03	Vesting	17
9.04	Maximum Restriction Period	17
9.05	Stockholder Rights	17

ARTICLE X	RESTRICTED STOCK UNITS	18

10.01	Grant	18
10.02	Earning the Award	18
10.03	Maximum Restricted Stock Unit Award Period	19
10.04	Payment	19
10.05	Stockholder Rights	19

ARTICLE XI	INCENTIVE AWARDS	20

11.01	Grant	20
11.02	Earning the Award	20
11.03	Maximum Incentive Award Period	20
11.04	Payment	20
11.05	Stockholder Rights	20

ARTICLE XII	OTHER STOCK-BASED AWARDS	21

12.01	Other Stock-Based Awards	21
12.02	Bonus Stock and Awards in Lieu of Other Obligations	21

ARTICLE XIII	DIVIDEND EQUIVALENTS AND CASH AWARDS	22

13.01	Dividend Equivalents	22
13.02	Cash Awards	22

ARTICLE XIV	TERMS APPLICABLE TO ALL AWARDS	22

14.01	Written Agreement	22
14.02	Nontransferability	23
14.03	Transferable Awards	23
14.04	Participant Status	23
14.05	Change in Control	24
14.06	Stand-Alone, Additional, Tandem and Substitute Awards	25
14.07	Form and Timing of Payment; Deferrals	26
14.08	Time and Method of Exercise	26
14.09	Effect of Termination Date on Options, SARs and Other Stock-Based Awards in the Nature of Purchase Rights	27
14.10	Non U. S. Participants	29

ARTICLE XV	QUALIFIED PERFORMANCE-BASED COMPENSATION	29

15.01	Performance Conditions	29
15.02	Establishing the Amount of the Award	30
15.03	Earning the Award	30
15.04	Performance Awards	31

ARTICLE XVI	ADJUSTMENT UPON CHANGE IN COMMON STOCK	31

16.01	General Adjustments	31
16.02	No Adjustments	32
16.03	Substitute Awards	32
16.04	Limitation on Adjustments	32

ARTICLE XVII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	33

17.01	Compliance	33
17.02	Postponement of Exercise or Payment	33
17.03	Forfeiture or Reimbursement	34

ARTICLE XVIII	LIMITATION ON BENEFITS	34

ARTICLE XIX	GENERAL PROVISIONS	35

19.01	Effect on Employment and Service	35
19.02	Unfunded Plan	35
19.03	Rules of Construction	36
19.04	Tax Withholding and Reporting	36
19.05	Code Section 83(b) Election	36
19.06	Reservation of Shares	36
19.07	Governing Law	37
19.08	Other Actions	37
19.09	Repurchase of Common Stock	37
19.10	Other Conditions	37
19.11	Forfeiture Provisions	38
19.12	Legends; Payment of Expenses	38
19.13	Repricing of Awards	38
19.14	Right of Setoff	39
19.15	Fractional Shares	39

ARTICLE XX	CLAIMS PROCEDURES	39

20.01	Initial Claim	39
20.02	Appeal of Claim	39
20.03	Time to File Suit	40

ARTICLE XXI	AMENDMENT	40

21.01	Amendment of Plan	40
21.02	Amendment of Awards	40

ARTICLE XXII	SECTION 409A PROVISION	41

22.01	Intent of Awards	41
22.02	409A Awards	41
22.03	Election Requirements	41
22.04	Time of Payment	42
22.05	Acceleration or Deferral	42
22.06	Distribution Requirements	43
22.07	Key Employee Rule	43
22.08	Distributions Upon Vesting	43
22.09	Scope and Application of this Provision	43

ARTICLE XXIII	EFFECTIVE DATE OF PLAN	44

ARTICLE XXIV	DURATION OF PLAN	44

ARTICLE I

DEFINITIONS

1.01	409A Award

409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03	Agreement

Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04	Award

Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award, Dividend Equivalent or Cash Award granted under this Plan.

1.05	Board

Board means the Board of Directors of the Company.

1.06	Cash Award

Cash Award means an Award stated with reference to a specified dollar amount which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive cash from the Company or an Affiliate.

1.07	Cause

Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant except as otherwise determined by the Committee and set forth in the applicable Agreement. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, except as otherwise determined by the Committee and set forth in the applicable Agreement, “Cause” means (i) the Participant’s willful and continued failure to comply with the lawful directives of the Board or any supervisory personnel of the Participant; (ii) any criminal act or act of dishonesty or willful misconduct by the Participant that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate (willful for purposes of this definition, shall mean done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or any Affiliate); (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate or of any duty the Participant owes the Company or any Affiliate, (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Affiliate, (v) any act of fraud, embezzlement, theft, misappropriation or misuse by the Participant of the funds or property of the Company or any Affiliate, (vi) any falsification by the Participant of any record or report in connection with the Participant’s duties and obligations to the Company or any Affiliate, (vii) the Participant’s sexual harassment of any other employees of the Company or any Affiliate, (viii) the breach by the Participant of any fiduciary duty against the Company or any Affiliate, (ix) the Participant being indicted for a felony that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate or being convicted of any other felony or plea of guilty or nolo contendre to any other felony or (x) any other action that may damage the image of the Company’s or an Affiliate’s business or their or its standing in the industry, including but not limited to the possession, use or sale of illegal drugs, the abuse of alcohol or prescribed medication, or any other act or omission which the Company or an Affiliate considers to be a violation of Federal, state or local law or regulations other than a simple traffic violation. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Company’s Chief Executive Officer concludes that the situation warrants a determination that the Participant’s employment or service terminated for Cause; in the case of the Chief Executive Officer or any member of the Board, any determination that the Chief Executive Officer’s employment or the Board member’s service terminated for Cause shall be made by the Board acting without the Chief Executive Officer or the Board member, as applicable.

1.08	Change in Control

Change in Control means the occurrence of any of the following events except as otherwise determined by the Committee and set forth in the applicable Agreement:

(a) The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company’s voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation, reorganization or other transaction (a “Business Combination”) that would not cause a Change in Control under subsections (b), (c) or (d) below; or

(b) Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and more than fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company, or

(c) A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) above or (d) below; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) and (c) above; or

(e) The acquisition by any Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company (i) through the ownership of securities which provide the holder with such power, excluding voting rights attendant with such securities, or (ii) by contract; provided that a Change in Control will not be deemed to have occurred if such power was acquired (x) directly from the Company in a transaction approved by the Incumbent Board, (y) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (z) by any person pursuant to a Business Combination that would not cause a Change in Control under subsections (b), (c) or (d) above; or

(f) During any period of two consecutive years, the Incumbent Board ceases to constitute a majority of the Board.

Notwithstanding the foregoing, a Change in Control shall not include any accumulation of beneficial ownership or any Business Combination pursuant to which more than fifty percent (50%) of the beneficial ownership of the combined voting power of the Company’s voting stock is owned by (i) Randal J. Kirk, his spouse, his descendants and the spouses of his descendants, (ii) trusts and other entities established generally for the benefit of Randal J. Kirk, his spouse, his descendants and the spouses of his descendants, (iii) NEWVA Capital Partners, LP, New River Management IV, LP., New River Management V, LP, Kirkfield, L.L.C., RJK, L.L.C., Third Security Staff 2001 LLC and any related funds, investors or entities, and/or (iv) any entities established by any of the foregoing.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant in connection with the time or form of payment of the Participant’s 409A Award (or as otherwise required for the 409A Award to be in compliance with Section 409A of the Code) if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (otherwise, with respect to vesting of the 409A Award and any other terms of the 409A Award that do not require a Change in Control to comply with its meaning under Section 409A of the Code for the 409A Award to be in compliance with Section 409A of the Code, Change in Control shall have the same meaning as described above).

1.09	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.10	Committee

Committee means the Compensation Committee of the Board or such other Committee as the Board may appoint from time to time to administer the Plan, or the Board itself if no Compensation Committee or other appointed Committee exists. If such Compensation Committee or other Committee exists, if and to the extent deemed necessary by the Board, such Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “outside directors” within the meaning of Code Section 162(m) and (iii) independent directors under the rules of the principal stock exchange on which the Company’s securities are then traded.

1.11	Common Stock

Common Stock means the common stock of the Company, no par value per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.12	Company

Company means Intrexon Corporation, a Virginia corporation, and any successor thereto.

1.13	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.14	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15	Disability

Disability means, for purposes of an incentive stock option, a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code and, for all other purposes, any physical or mental condition that would qualify the Participant for a disability under any long-term disability plan maintained by the Company or any Affiliate that is applicable to such Participant, except as otherwise determined by the Committee and set forth in the applicable Agreement. Notwithstanding the foregoing, however, to the extent necessary for any 409A Award to be in compliance with Section 409A of the Code, Disability, with respect to the time or form of payment of a Participant’s 409A Award (or as otherwise required for the 409A Award to be in compliance with Section 409A of the Code), means the Participant is Disabled within the meaning of Section 409A of the Code.

1.16	Dividend Equivalent

Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.17	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.18	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Section 409A of the Code.

1.19	Full Value Award

Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.20	Incentive Award

Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.21	Incumbent Board

Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company’s Board at the beginning of any period of two consecutive years or (b) members who become members of the Company’s Board subsequent to such time whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.22	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, subject to Sections 14.06 and 16.03 with respect to substitute Awards

1.23	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

1.24	Non-409A Award

Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.25	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.26	Other Stock-Based Award

Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.27	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.28	Plan

Plan means this Intrexon Corporation Amended and Restated 2013 Omnibus Incentive Plan, in its current form and as hereafter amended.

1.29	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.30	Prior Incentive Plan

Prior Incentive Plan means the Company’s Amended and Restated 2008 Equity Incentive Plan.

1.31	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article IX.

1.32	Restricted Stock Unit

Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.33	Retirement

Retirement means the termination of Participant’s employment or service with the Company and its Affiliates on or after (i) attaining age sixty-five (65) or (ii) attaining age fifty-five (55) and accumulating ten (10) years of service, except as otherwise determined by the Committee and set forth in the applicable Agreement. For this purpose, years of service shall be determined in accordance with the Company’s written policies as determined by the Committee.

1.34	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.35	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.36	Termination Date

Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III

TYPES OF AWARDS

The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards, Dividend Equivalents and Cash Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV

ADMINISTRATION

4.01	General Administration

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled including, without limitation, (i) in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02	Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. Notwithstanding the foregoing, however, if and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of

Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. However, (a) any Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall not fail to be valid if made other than by a committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16(b)-3 under the Exchange Act, and (b) any Awards granted to an individual who is a Named Executive Officer shall not fail to be valid if made other than by a committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m). An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law except that the Committee member must abstain from any action with respect to the Committee member’s own Awards.

4.03	Indemnification of Committee

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Certificate of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V

ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI

COMMON STOCK SUBJECT TO PLAN

6.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02	Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 10,000,000 shares of Common Stock.

The Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan may be subject to Options. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on Options granted under the Plan.

The Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan and the maximum number of shares of Common Stock that may be subject to Options under the Plan shall, in each instance, be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan (subject to applicable stock exchange requirements).

No further Awards shall be granted under the Company’s Prior Incentive Plan on and after the effective date of the Plan.

6.03	Individual Limit

The maximum number of shares of Common Stock that may be covered by Options, SARs or Other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any calendar year shall be 1,000,000 shares of Common Stock; provided, however, that (i) if the Options, SARs or Other Stock-Based Awards in the nature of purchase rights are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, no more than 1,000,000 shares of Common Stock may be subject to any such Full Value Awards granted to any one Participant during any calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded. For any Awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and are stated with reference to a specified dollar limit, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (pro rated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that (i) if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. For any Cash Awards that are intended to constitute annual incentive awards, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month period shall equal $5,000,000; provided, however, that (i) if the Cash Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any consecutive rolling thirty-six (36)-month period to any Participant shall be subject to adjustment as provided in Article XVI.

6.04	Share Counting

Except as set forth below, a share of Common Stock subject to any Award under this Plan shall reduce the Maximum Aggregate Number of shares of Common Stock available for Awards under this Plan, and the maximum number of shares of Common Stock available for Options under this Plan, by one. Except as otherwise provided herein, (i) any shares of Common Stock subject to an Award granted under this Plan which terminates by expiration, forfeiture, cancellation or otherwise, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, for Awards granted under this Plan not involving shares of Common Stock, (ii) shares of Common Stock not issued or delivered as a result of the net exercise or settlement of an outstanding Award granted under this Plan, (iii) shares of Common Stock tendered to pay the exercise or purchase price or withholding taxes relating to an outstanding Award granted under this Plan, (iv) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Award granted under this Plan, and (v) shares of Common Stock under a stock-settled SAR that are not actually issued in connection with settlement of the stock-settled SAR, shall all again be available for Awards under the Plan.

ARTICLE VII

OPTIONS

7.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted, subject to Sections 14.06 and 16.03 with respect to substitute Awards. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03	Maximum Term of Option

The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Option; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08	No Liability of Company

The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

ARTICLE VIII

SARS

8.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02	Maximum Term of SAR

The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04	Settlement

The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE IX

RESTRICTED STOCK AWARDS

9.01	Award

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03	Vesting

The Committee, on the date of grant of the Restricted Stock Award, shall prescribe that the Restricted Stock Award will become nonforfeitable and transferable subject to such conditions as are set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant, including without limitation Restricted Stock Awards granted in payment of earned performance awards or other incentive compensation under the Plan or any other plans or compensatory arrangements of the Company or any Affiliate. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

9.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X

RESTRICTED STOCK UNITS

10.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Units in payment of earned performance awards or other incentive Compensation under the Plan or any other plans or Compensatory arrangements of the Company or any Affiliate. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Units that are earned and payable immediately upon grant.

10.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04	Payment

The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05	Stockholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock, nor shall any participant receive Dividend Equivalents solely as a result of receiving a grant of Restricted Stock Units. However, notwithstanding the foregoing, the Committee, in its sole discretion, may grant Dividend Equivalents in the Agreement in connection with a grant of Restricted Stock Units. By way of example and not limitation, such Dividend Equivalents may provide that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary to the Committee, Dividend Equivalents payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the Dividend Equivalents relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI

INCENTIVE AWARDS

11.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02	Earning the Award

Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

11.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04	Payment

The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.01	Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Unless the Committee or the Agreement provides otherwise, Other Stock-Based Awards shall be vested, exercisable or earned and payable upon the date of grant. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted (subject to Sections 14.06 and 16.03 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted.

12.02	Bonus Stock and Awards in Lieu of Other Obligations

The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 19.13 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

ARTICLE XIII

DIVIDEND EQUIVALENTS AND CASH AWARDS

13.01	Dividend Equivalents

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. Subject to Section 14.07 below, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

13.02	Cash Awards

The Committee is authorized to grant to a Participant Cash Awards. The Committee shall determine the terms and conditions of any such Cash Awards. Cash Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Cash Award. The Committee, on the date of grant of Cash Awards, may prescribe that the Cash Awards will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that Cash Awards will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Cash Awards granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Cash Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Cash Awards in payment of earned performance awards and other incentive compensation payable under the Plan or any other plans or compensatory arrangements of the Company or any Affiliate. Unless the Committee or the Agreement provides otherwise, Cash Awards shall be vested and payable upon the date of grant.

ARTICLE XIV

TERMS APPLICABLE TO ALL AWARDS

14.01	Written Agreement

Each Award shall be evidenced by a written or electronic Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02	Nontransferability

Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03	Transferable Awards

Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to immediate family members or trusts or other entities on behalf of the Participant and/or immediate family members or for charitable donations. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer and (b) the Committee expressly approves the transfer. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04	Participant Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another).

The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05	Change in Control

Notwithstanding any provision of any Agreement, in the event of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Control Change Date without any payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options, SARs or Other Stock-Based Awards in the nature of purchase rights would have become exercisable as of the Control Change Date), (ii) terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) without any payment to the holder of the Restricted Stock Award, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents, other than the return, if any, of the purchase price of any such Awards, (iii) terminate on the Control Change Date some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights over the purchase price or Initial Value, as applicable (provided that any portion of such Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the Fair Market Value of the Common Stock subject to the Options, SARs and Other Stock-Based Awards in the nature of purchase rights does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor), (iv) terminate on the Control Change Date outstanding

Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Control Change Date (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Control Change Date) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (provided that any portion of such Awards that are not then nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) shall be cancelled without any payment therefor), or (v) take such other actions as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which Fair Market Value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date) or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be deemed to be zero). The payments described above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, whether or not the Participant will receive any payments therefor. The Committee in its discretion may take any of the actions described in this Section 14.05 contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable, nonforfeitable and transferable or earned and payable or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards or Participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable Agreement.

14.06	Stand-Alone, Additional, Tandem and Substitute Awards

Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.

14.07	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option, SAR or Other Stock-Based Award in the nature of purchase rights or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code, if determined by the Committee and set forth in the applicable Agreement. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and, if determined by the Committee and set forth in the applicable Agreement, any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Unless the Agreement provides otherwise, an Award may be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee) no less than one (1) business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Common Stock with respect to which the Award is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Award. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Unless the Committee otherwise permits through the applicable Agreement or otherwise, no partial exercise of an Award shall be for an aggregate exercise or purchase price or a base value of less than One Thousand Dollars ($1,000). Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then unless the applicable Agreement provides otherwise, the Award shall become exercisable, non-forfeitable and transferable or earned and payable with respect to twenty-five percent (25%) of the underlying shares of Common Stock (or any amounts payable thereunder for Awards denoted in dollars) on each of the first, second, third and fourth anniversaries of the date of grant (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the term of the Award shall automatically be extended until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension with respect to the applicable Award (i) is permitted by law, (ii) does not result in a violation of Section 409A with respect to the Award, (iii) permits any Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code to continue to so qualify and (iv) does not otherwise adversely impact the tax consequences of the Award (such as for incentive stock options and related Awards). An Agreement may provide that the Award will be automatically, and without any action by the Participant, deemed exercised, by means of a “net exercise” procedure, immediately prior to the expiration of the Award if the then Fair Market Value of the underlying shares of Common Stock at that time exceeds the exercise or purchase price or base value of the Award, in order to permit the Participant to realize the value of the Award. With respect to an Option and its Corresponding SAR, the Agreement may provide which Award will be deemed exercised. If the Agreement does not so provide, the Option shall be deemed exercised and the Corresponding SAR shall expire unexercised.

14.09	Effect of Termination Date on Options, SARs and Other Stock-Based Awards in the Nature of Purchase Rights

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Option, SAR or Other Stock-Based Award in the nature of purchase rights granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent then exercisable, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, SAR or Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Option, SAR or Other Stock-Based Award in the nature of purchase rights granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent then exercisable, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, SAR or Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period described above, regardless of whether such portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a Termination Date, other than on death, Disability or Retirement, as a result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause, any unexercised Option, SAR or Other Stock-Based Award in the nature of purchase rights granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent then exercisable (i) for a period of ninety (90) days after the Termination Date or (ii) until the expiration of the stated term of the Option, SAR or Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights that remains unexercised at the expiration of such period described above, regardless of whether such portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause, and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option, SAR or Other Stock-Based Award in the nature of purchase rights granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent exercisable as of the Termination Date, (i) for a period of ninety (90) days after the Termination Date, or (ii) until the expiration of the stated term of the Option, SAR or Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Option, SAR or Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

14.10	Non U. S. Participants

The Committee may grant Awards to Participants located outside of the United States of America. Notwithstanding any other provision of the Plan (other than the limitations of Section 6.02 and Section 19.13) the terms of such Awards shall be as the Committee, in its sole discretion, determines as appropriate and permitted under the law that applies to any Award granted to Participants located outside of the United States of America.

ARTICLE XV

QUALIFIED PERFORMANCE-BASED COMPENSATION

15.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may be stated with respect to (a) revenue, (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (c) cash earnings (earnings before amortization of intangibles), (d) operating income, (e) pre-or after-tax income, (f) earnings per share, (g) net cash flow, (h) net cash flow per share, (i) net earnings, (j) return on equity, (k) return on total capital, (l) return on sales, (m) return on net assets employed, (n) return on assets or net assets, (o) share price performance, (p) total shareholder return, (q) improvement in or attainment of expense levels, (r) improvement in or attainment of working capital levels, (s) net sales, (t) revenue growth or product revenue growth, (u) operating income (before or after taxes), (v) pre-or after-tax income (before or after allocation of corporate overhead and bonus), (w) earnings per share; (x) return on equity, (y) appreciation in and/or maintenance of the price of the shares of Common, (z) market share, (aa) gross profits, (bb) comparisons with various stock market indices; (cc) reductions in cost, (dd) cash flow or cash flow per share (before or after dividends), (ee) return on capital (including return on total capital or return on invested capital), (ff) cash flow return on investments; (gg) improvement in or attainment of expense levels or working capital levels, (hh) shareholder equity. The business criteria above, may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or index or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions.

15.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

15.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above enumerated performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XV to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable only pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) costs and accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year or as identified in the financial statements, the notes to the financial statements or other securities law filings (each as defined by generally accepted accounting principles), (e) acquisitions, dispositions or discontinued operations or (f) foreign exchange gains or losses as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable only pursuant to the conditions set forth in the Award. To the extent any such adjustments would affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility and, to the extent required under Section 162(m) of the Code for “qualified performance-based compensation,” set forth in the applicable Agreement.

15.04	Performance Awards

The purpose of this Article XV is to permit the grant of Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute “qualified performance-based compensation” by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the enumerated performance criteria and conditions set forth in this Article XV. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not specifically set forth herein to the extent the Committee does not intend for such Award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE XVI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01	General Adjustments

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution (stock or cash) to stockholders other than an ordinary cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Committee shall be final and conclusive.

16.02	No Adjustments

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03	Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of Section 16.01. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04	Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “qualified performance-based compensation,” (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (c) would cause a Non-409A Award to be subject to Section 409A of the Code, (d) would violate Code Section 409A for a 409A Award, (e) would cause a modification of an incentive stock option under Section 424 of the Code and loss of treatment as an incentive stock option or (f) would adversely affect any exemption under Rule 16b-3 of the Exchange Act, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01	Compliance

No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award, Dividend Equivalents or Cash Awards shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award, Dividend Equivalents or Cash Awards shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the

Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03	Forfeiture or Reimbursement

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.

ARTICLE XVIII

LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX

GENERAL PROVISIONS

19.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding); (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award (but only for the minimum required withholding); (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

19.05	Code Section 83(b) Election

The Committee must approve in advance whether a Participant may make an election under Section 83(b) of the Code with respect to any Award (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06	Reservation of Shares

The Company, during the term of this Plan, shall at all time reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the

Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09	Repurchase of Common Stock

Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan (not counting for this purpose any shares of Common Stock repurchased in connection with the lapse or forfeiture of any Restricted Stock Award).

19.10	Other Conditions

The Committee, in its discretion, may require the Participant on or before the date of grant, exercise, payment or settlement of an Award to enter into (i) a confidentiality, non-solicitation, non-competition, non-disparagement or other similar agreement with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant should fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan. In the event the Participant should enter into any such confidentiality, non-solicitation, non-competition, non-disparagement or other similar agreement with the Company or any Affiliate, as a condition to the grant, exercise, payment or settlement of the Award, and the Participant subsequently breach or violate any provision of such agreement, then the Participant shall forfeit any and all further rights under such Award and the Clawback Requirement shall be triggered.

19.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13	Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based

Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

19.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XX

CLAIMS PROCEDURES

20.01	Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02	Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03	Time to File Suit

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XXI

AMENDMENT

21.01	Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may materially adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing of any outstanding Awards under Section 19.13, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, or (iv) change the performance conditions set forth in Article XV of the Plan for Awards that intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02	Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XXII

SECTION 409A PROVISION

22.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02	409A Awards

The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03	Election Requirements

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:

(a)	Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(b)

With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(c)

With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(d)

With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04	Time of Payment

The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05	Acceleration or Deferral

The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06	Distribution Requirements

Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07	Key Employee Rule

Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.

22.08	Distributions Upon Vesting

In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2 1⁄2) months after the calendar year in which the risk of forfeiture lapsed.

22.09	Scope and Application of this Provision

For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIII

EFFECTIVE DATE OF PLAN

The Plan is effective on the date of its adoption by the Board, contingent on the approval of the Plan by the Company’s stockholders within twelve (12) months after such date. Awards, other than Restricted Stock or outright grants of shares on Common Stock, may be granted under this Plan on and after the effective date, provided that no Award shall become exercisable, vested, earned or payable unless the Company’s stockholders approve the Plan within twelve (12) months after the Board’s adoption of the Plan. Restricted Stock and outright grants of shares of Common Stock may only be granted after the Company’s stockholders approve the Plan.

ARTICLE XXIV

DURATION OF PLAN

No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

INTREXON CORP.

222 Lakeview Ave

Suite 1400

West Palm Beach, FL 33401

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all of the following director nominees:
1.	Election of Directors	For	Against	Abstain
1a	Randal J. Kirk	☐	☐	☐
1b	Cesar L. Alvarez	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
1c	Steven Frank	☐	☐	☐	2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
1d	Larry D. Horner	☐	☐	☐
1e	Jeffrey B. Kindler	☐	☐	☐	3	Approval of the Amended and Restated 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 3 million shares under the plan.	☐	☐	☐
1f	Dean J. Mitchell	☐	☐	☐
1g	Robert B. Shapiro	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1h	James S. Turley	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

INTREXON CORP

2014 Annual Meeting of Shareholders

June 9, 2014 9:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mr. Randal J. Kirk, Mr. Donald P. Lehr and Mr. Rick Sterling, or any of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of INTREXON CORP that the undersigned is entitled to vote at the Annual Meeting of shareholders to be held at 9:30 AM, EST on June 9, 2014, at the Esperante Conference Center, 222 Lakeview Avenue, West Palm Beach, FL, 33401, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees named in the proxy, FOR Proposals 2 and 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Continued and to be signed on reverse side